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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

KAPSTONE PAPER AND PACKAGING CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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	(5)	Total fee paid:
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☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

April 27, 2018

Dear Stockholder:

This year's Annual Meeting of Stockholders will be held on Thursday, June 14, 2018 at 11:00 a.m., Central Daylight Time, at 1033 Skokie Boulevard, Suite 150, Northbrook, Illinois. You are cordially invited to attend.

The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

On January 28, 2018, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with WestRock Company ("WestRock"), Whiskey Holdco, Inc. ("Holdco"), Kola Merger Sub, Inc. and Whiskey Merger Sub, Inc. Pursuant to the Merger Agreement, and subject to the terms and conditions thereof, WestRock will acquire all of the outstanding shares of the Company through a transaction in which WestRock and the Company will both become wholly owned subsidiaries of Holdco. Subject to the terms and conditions set forth in the Merger Agreement, the Company's stockholders will receive, at the election of the stockholder, cash or shares of common stock of Holdco. Completion of the transaction remains subject to certain closing conditions. The business to be conducted at the Annual Meeting of Stockholders does not relate to the transactions contemplated by the Merger Agreement.

After reading the Proxy Statement, please make sure to vote your shares by promptly dating, signing, and returning the enclosed proxy card or attending the Annual Meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before the Company's stockholders are important.

A copy of the Company's 2017 Annual Report is also enclosed.

I look forward to seeing you at the Annual Meeting.

Very truly yours,

Roger W. Stone

Chairman of the Board

PROXY SUMMARY

This summary contains highlights about KapStone Paper and Packaging Corporation (the "Company") and the upcoming 2018 Annual Meeting of Stockholders. This summary does not contain all of the information that you should consider in advance of the meeting, and we encourage you to read the entire Proxy Statement carefully before voting.

GOVERNANCE HIGHLIGHTS

Board of Directors

•
12 directors; 10 are independent

•
All members of our Audit Committee, Compensation Committee and Nominating and Governance Committee (each a "Committee") are independent

•
Director resignation policy

•
Executive sessions at each regularly scheduled Board meeting

•
Annual Board and Committee self-assessments

•
Robust stock ownership requirements for each non-employee director

Stockholder Interests

•
No stockholder rights plan

•
Policies against hedging or pledging company securities applicable to employees and directors

•
Stock ownership requirements for Named Executive Officers

•
Annual advisory vote to approve compensation of Named Executive Officers

•
Majority of votes cast standard for uncontested director elections

EXECUTIVE COMPENSATION HIGHLIGHTS

We believe that compensation for executives should be determined according to a competitive framework taking into account the financial performance of the Company, individual contributions and the external market in which the Company competes for executive talent. The Company relies principally on the following elements of compensation:

•
Base salary

•
Eligibility to receive annual performance-based cash awards

•
Long-term incentive compensation in the form of stock options and restricted stock units

i

In 2017, the Compensation Committee utilized Frederic W. Cook & Co., an executive compensation consulting company, to assist in evaluating executive compensation programs and in evaluating Named Executive Officers' compensation compared to an established peer group of similar companies.

Best practices associated with our executive compensation programs include:

•
No employment agreements

•
Capped performance-based cash awards

•
Clawback provisions on performance-based cash awards and long-term incentive awards

•
Benchmarking

•
Stock ownership requirements

VOTING MATTERS

Agenda Items		Board Vote Recommendation	Page Reference
1.	Election of four director nominees named in this Proxy Statement, each for a three-year term	FOR each director nominee	6
2.	Vote to ratify appointment of Ernst & Young LLP as independent registered public accounting firm for 2018	FOR	43
3.	Advisory vote to approve the Company's Named Executive Officer compensation	FOR	44

Election of Directors (Proposal 1)

The following table provides summary information about our nominees for election to the Board of Directors. Additional information for all directors, including nominees, may be found beginning on page 6 of this Proxy Statement.

Name	Director Since	Business Experience	Independent
Jonathan R. Furer	2005	Co-Founder and Managing Member of Arcade Partners LLC	Yes
Matthew H. Paull	2010	Former Executive Vice President and CFO of McDonald's Corporation	Yes
Maurice S. Reznik	2014	President of Delta Galil USA	Yes
Roger W. Stone	2005	Executive Chairman of KapStone Paper and Packaging Corporation	No

ii

Vote to Ratify Appointment of Independent Registered Public Accounting Firm (Proposal 2)

We are asking stockholders to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2018. We paid Ernst & Young LLP a total of $4,991,124 in fees in 2017. Additional information regarding our independent registered public accounting firm and audit fees may be found beginning on page 21 of this Proxy Statement.

Advisory Vote to Approve the Company's Named Executive Officer Compensation (Proposal 3)

We are asking stockholders to cast an advisory, non-binding vote to approve the compensation awarded to our Named Executive Officers as disclosed in this Proxy Statement. Additional information regarding our executive compensation may be found beginning on page 22 of this Proxy Statement.

MEETING INFORMATION

Date and Time:	June 14, 2018, 11:00 a.m. Central Daylight Time
Place:	1033 Skokie Boulevard, Suite 150, Northbrook, Illinois 60062
Record Date:	May 11, 2018
Voting:	Stockholders of record at the close of business on the Record Date may vote at the Annual Meeting. Each share is entitled to one vote on each matter to be voted upon.

iii

iv

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 14, 2018

To the Stockholders:

The Annual Meeting of Stockholders of KapStone Paper and Packaging Corporation ("KapStone" or the "Company") will be held on Thursday, June 14, 2018, at 11:00 a.m., Central Daylight Time, at 1033 Skokie Boulevard, Suite 150, Northbrook, Illinois 60062, for the following purposes:

  1.
  To vote upon the election of the four Class C directors identified in the proxy statement that accompanies this notice, each to hold office for a three-year term and until his respective successor is elected and qualified. The Board of Directors has nominated the following persons for election as Class C directors at the meeting: Jonathan R. Furer, Matthew H. Paull, Maurice S. Reznik and Roger W. Stone.

  2.
  To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2018.

  3.
  To hold an advisory, non-binding vote to approve the Company's Named Executive Officer compensation.

  4.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on May 11, 2018 are entitled to notice of, and to vote at, the Annual Meeting of Stockholders and any adjournments or postponements thereof. For ten (10) days prior to the Annual Meeting of Stockholders, a complete list of the stockholders of record on May 11, 2018 will be available at the Company's principal offices for examination during ordinary business hours by any stockholder for any purpose relating to the meeting.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" ALL DIRECTOR
NOMINEES AND "FOR" PROPOSALS 2 AND 3.

By Order of the Board of Directors,

Roger W. Stone Chairman of the Board

Northbrook, Illinois
April 27, 2018

IMPORTANT: Please promptly fill in, date, sign and return the enclosed proxy card in the accompanying pre-paid envelope to ensure that your shares are represented at the meeting. You may revoke your proxy before it is voted. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders To Be Held on June 14, 2018

The Company's Proxy Statement for the 2018 Annual Meeting of Stockholders and the Annual Report to Stockholders on Form 10-K for the year ended December 31, 2017, are available at http://ir.kapstonepaper.com.

KapStone Paper and Packaging Corporation
1101 Skokie Boulevard
Suite 300
Northbrook, Illinois 60062

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

The accompanying proxy is being solicited by the Board of Directors (the "Board") of KapStone Paper and Packaging Corporation (the "Company" or "KapStone") and contains information related to the Annual Meeting of Stockholders to be held on Thursday, June 14, 2018, at 11:00 a.m., Central Daylight Time, or any adjournment or postponement thereof ("Annual Meeting"), for the purposes described in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement. The Annual Meeting will be held at 1033 Skokie Boulevard, Suite 150, Northbrook, Illinois. This Proxy Statement was filed with the Securities and Exchange Commission (the "SEC") and the Company expects that it will first be sent or given to stockholders on or about May 11, 2018.

FREQUENTLY ASKED QUESTIONS

What am I voting on?

You will be voting on:

  •
  The election of four director nominees named in this Proxy Statement to serve on the Board;

  •
  The ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2018;

  •
  Advisory approval of the compensation of the Company's Named Executive Officers as disclosed in the Compensation Discussion and Analysis section and accompanying compensation tables and related narratives contained in this Proxy Statement ("Say-on-Pay"); and

  •
  Any other matters properly brought before the meeting.

How does the Board recommend that I vote on each proposal?

The Company's Board recommends that you vote:

  •
  FOR each of the director nominees;

  •
  FOR ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2018; and

  •
  FOR the approval of the non-binding Say-on-Pay resolution.

Who is entitled to vote at the meeting?

Holders of record of shares of the Company's common stock, $0.0001 par value per share ("Common Stock"), at the close of business on May 11, 2018 (the "Record Date") will be entitled to vote. As of the close of business on April 24, 2018, there were 97,789,765 shares of Common Stock outstanding and entitled to vote.

How many votes am I entitled to?

You are entitled to one vote for each share of Common Stock that you own.

1

How do I vote shares held in my name?

You may vote in person at the Annual Meeting or by proxy. If you properly complete, sign and return the enclosed proxy card, the shares held in your name will be voted as you direct. If you sign and return the proxy card but do not include voting instructions, the shares held in your name will be voted FOR the four director nominees named in this Proxy Statement, FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2018 and FOR the approval of the Say-on-Pay resolution.

Can I change my vote after I return my proxy card?

You may change your vote or revoke your proxy at any time before the polls close at the Annual Meeting by taking any of the following actions:

  •
  delivering a later-dated proxy;

  •
  giving written notice to the Company's Secretary; or

  •
  voting in person at the Annual Meeting.

How do I vote my shares held by my broker?

If your shares are held in street name, you must either direct your broker as to how to vote your shares or obtain a proxy from your broker giving you the right to vote the shares in person at the Annual Meeting.

How many votes must be present to constitute a quorum?

A quorum is the presence at the Annual Meeting in person or by proxy of a majority of the outstanding shares of Common Stock. There needs to be a quorum in order for the Annual Meeting to be held. Broker non-votes and proxies received but marked as abstentions will count for purposes of establishing a quorum. Broker non-votes occur when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for the particular matter and has not received voting instructions from the beneficial owner.

May my shares be voted if I do not provide my proxy?

If your shares are held in street name, they may be voted on matters that the New York Stock Exchange (the "NYSE") considers "routine" even if you do not instruct your broker how to vote your shares. Accordingly, if you do not instruct your broker how to vote your shares, your broker can vote your shares to approve the appointment of Ernst & Young LLP as the Company's independent registered accounting firm, but your broker cannot vote your shares on the election of directors or the Say-on-Pay resolution.

What vote is required to approve each proposal, assuming a quorum is present at the Annual Meeting?

It will depend on each proposal.

  •
  For Proposal One: According to the Company's Amended and Restated Bylaws ("Bylaws"), each director shall be elected by the affirmative vote of a majority of the votes cast with respect to that director's election, unless the number of nominees exceeds the number of directors to be elected, in which case the directors shall be elected by the vote of a plurality of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter. To receive a majority of the votes cast in an election of a director, the number of votes "for" the election of that director must exceed the number of votes cast "against" that director's election (with "abstentions" and "broker non-votes" not counted as a vote either "for" or "against" that director's election). According to the Company's Corporate Governance Guidelines, in an uncontested election, if a director nominee fails to receive the required vote for his or her re-election, the Board expects such director nominee to promptly tender his or her resignation.

2

  •
  For Proposal Two: The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter is required for the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2018. Broker non-votes will have no effect on the proposal and abstentions will have the same effect as a vote "against" the proposal. The Company does not expect to have any broker non-votes with respect to Proposal Two.

  •
  For Proposal Three: The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter is required for approval of the Say-on-Pay resolution. Because the vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding Named Executive Officer compensation. Broker non-votes will have no effect on the proposal and abstentions will have the same effect as a vote "against" the proposal.

How are we soliciting this proxy?

The Company may solicit stockholder proxies by mail, telephone, Internet, or personally through certain of its directors, officers and employees who will receive no extra compensation for their services. The Company has not engaged a third-party proxy solicitor with respect to the proposals to be voted upon at the Annual Meeting and does not expect to engage a third-party proxy solicitor; however, the Company reserves the right to determine at a later date to engage a third-party proxy solicitor. The Company will bear all costs of soliciting proxies, including, upon request, reimbursing brokers for the reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners of Common Stock.

Is my vote confidential?

We have a policy of voting confidentiality. Your vote will not be disclosed to the Board or our management, except as may be required by law and in other limited circumstances.

How can I contact the Board?

Anyone desiring to communicate directly with the Board or the non-management directors, individually or as a group, including the presiding director, may do so by written communication addressed to them at KapStone Paper and Packaging Corporation, 1101 Skokie Boulevard, Suite 300, Northbrook, IL 60062, Attention: Vice President, Secretary, and General Counsel. Relevant communications will be forwarded by the Secretary to the appropriate directors depending on the facts and circumstances outlined in the communication.

3

STOCK OWNERSHIP

SECURITY OWNERSHIP OF MANAGEMENT

The following table shows the amount of the Company's Common Stock beneficially owned, unless otherwise indicated, by the Company's directors, Named Executive Officers and executive officers as a group as of April 24, 2018. Except as otherwise specified, the named beneficial owner has sole voting and investment power over the shares listed. None of the shares are pledged as security. The total number of shares of Common Stock outstanding as of April 24, 2018 was 97,789,765.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock(1)	Options and RSUs Currently Exercisable or Exercisable Within 60 Days	Percentage of Common Stock
Roger W. Stone(2)(4)	5,979,811	776,592	6.1%
Matthew Kaplan(3)	4,002,489	692,110	4.1%
Robert J. Bahash	44,626	15,806	*
John M. Chapman(5)	580,329	95,472	*
Paula H.J. Cholmondeley	34,181	5,458	*
Jonathan R. Furer(6)	1,313,904	95,472	1.3%
David G. Gabriel	39,690	20,362	*
Brian R. Gamache	90,742	43,862	*
Ronald J. Gidwitz	142,306	43,862	*
Matthew H. Paull	78,346	37,914	*
Maurice S. Reznik	33,226	15,806	*
David P. Storch	86,156	43,862	*
Wilbur G. Kessinger, Jr.	18,906	11,908	*
Randy J. Nebel	94,892	82,373	*
Andrea K. Tarbox(4)	397,753	255,494	*

All directors, Named Executive Officers and other executive officers as a group (twenty individuals)	13,125,209	2,376,615	13.4%

*
Less than 1%.

(1)
Includes options currently exercisable or exercisable within 60 days of April 24, 2018 and restricted stock units ("RSUs") granted under the Company's Amended and Restated 2006 Incentive Plan, its 2014 Incentive Plan, and its 2016 Incentive Plan that vest within 60 days of April 24, 2018. RSUs do not have voting rights and are converted into shares of Common Stock when the vesting period lapses.

(2)
1,849,800 shares of Common Stock are owned by Mr. Stone's family foundation of which Mr. Stone is director. Mr. Stone has sole voting control and investment discretion over such shares.

(3)
504,172 shares of Common Stock are owned by four family trusts for the benefit of Mr. Kaplan's children.

(4)
Outstanding stock options and RSUs that are held by Mr. Stone and Ms. Tarbox and for which the stated vesting date has not yet occurred (collectively, the "Retirement Awards") have been treated as vested because Mr. Stone and Ms. Tarbox are each eligible for retirement (pursuant to the terms of the applicable award agreement). The respective numbers of Retirement Awards held by Mr. Stone and Ms. Tarbox are as follows: (i) 176,674 stock options and 75,055 RSUs held by Mr. Stone; and (ii) 67,473 stock options and 49,356 RSUs held by Ms. Tarbox.

(5)
Includes 200 shares of Common Stock held by a minor child of Mr. Chapman.

(6)
Includes 425,000 shares of Common Stock held by the wife of Mr. Furer.

4

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL STOCKHOLDERS

The following table shows those persons known to us as of April 24, 2018 to be the beneficial owners of more than 5% of the Company's Common Stock, with the exception of Roger W. Stone, whose ownership is included in the Security Ownership of Management table on the previous page. In furnishing the information below, we have relied upon filings made by the beneficial owners with the SEC.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock(1)	Percentage of Outstanding Common Stock
BlackRock, Inc.(1)	11,663,195	12.0%
The Vanguard Group(2)	8,106,779	8.4%
Dimensional Fund Advisors LP(3)	4,999,001	5.2%

(1)
Reflects the holdings as of December 31, 2017 that BlackRock, Inc. reported in a Schedule 13G amendment filed on January 19, 2018. It reported sole voting power with respect to 11,485,530 shares and sole dispositive power with respect to 11,663,195 shares. The business address of the reporting person is 55 East 52nd Street, New York, NY 10055.

(2)
Reflects the holdings as of December 31, 2017 that the Vanguard Group reported in a Schedule 13G amendment filed on February 9, 2018. It reported sole voting power with respect to 171,024 shares, shared voting power with respect to 10,944 shares, sole dispositive power with respect to 7,933,076 shares, and shared dispositive power with respect to 173,703 shares. The business address of the reporting person is 100 Vanguard Blvd, Malvern, PA 19355.

(3)
Reflects the holdings as of December 31, 2017 that Dimensional Fund Advisors LP reported in a Schedule 13G filed on February 9, 2018. It reported sole voting power with respect to 4,843,210 shares and sole dispositive power with respect to 4,999,001 shares. The business address of the reporting person is Building One, 6300 Bee Cave Road, Austin, Texas, 78746.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table shows information about the Company's equity compensation plans at December 31, 2017.

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options and Vesting of Restricted Stock Units	Weighted Average Exercise Price of Outstanding Options	Number of Shares Remaining Available for Future Issuance under Equity Compensation Plans
Equity compensation plans approved by stockholders	5,791,507(1)	$16.07	6,283,957(2)
Equity compensation plans not approved by stockholders	—	—	—

Total	5,791,507	$16.07	6,283,957

(1)
Includes the Company's Amended and Restated 2006 Incentive Plan, its 2014 Incentive Plan, its 2016 Incentive Plan, and its 2009 Employee Stock Purchase Plan.

(2)
Includes 1,000,000 shares issuable under the Company's 2009 Employee Stock Purchase Plan, 739,800 of which are presently subject to purchase.

5

PROPOSAL 1 ELECTION OF DIRECTORS

The Company has a classified Board of Directors currently consisting of four Class C directors (Jonathan R. Furer, Matthew H. Paull, Maurice S. Reznik, and Roger W. Stone) who have terms expiring at the Annual Meeting, four Class A directors (Robert J. Bahash, David G. Gabriel, Brian R. Gamache, and David P. Storch) who have terms expiring at the 2019 Annual Meeting of Stockholders, and four Class B Directors (John M. Chapman, Paula H.J. Cholmondeley, Ronald J. Gidwitz, and Matthew Kaplan) who have terms expiring at the 2020 Annual Meeting of Stockholders. Directors in a class are elected for a term of three years to succeed the directors in such class whose terms expire at such Annual Meeting, or a shorter term to fill a vacancy in another class of directors.

The nominees for election at the Annual Meeting to fill the four Class C positions on the Board of Directors are Jonathan R. Furer, Matthew H. Paull, Maurice S. Reznik and Roger W. Stone, each of whom currently serves on the Board. If elected, the Class C director nominees will serve three-year terms expiring at the Annual Meeting of Stockholders in 2021 and until their respective successors are elected and qualified. If a quorum is present and voting at the meeting, each of the four Class C director nominees shall be elected by the affirmative vote of a majority of the votes cast with respect to that director's election. Neither abstentions nor broker non-votes will have any effect upon the outcome of voting with respect to the election of directors.

We believe our Board should be composed of individuals with sophistication and experience in many substantive areas that impact our business. We believe experience, qualifications or skills in the following areas are important: paper industry background; sales; manufacturing; capital markets; finance; accounting; leadership of complex organizations; international operations; and familiarity with board practices of major corporations. We believe that all of our Board members possess the professional and personal qualifications necessary for board service and have highlighted particularly noteworthy attributes of each Board member in the individual biographies below.

The following information relates to the nominees listed above and to the Company's other directors whose terms of office will extend beyond the Annual Meeting. Directors' ages are listed as of April 24, 2018.

6

NOMINEES FOR ELECTION AT THE 2018 ANNUAL MEETING OF STOCKHOLDERS

Class C
(Term Ends 2018)

Jonathan R. Furer (age 61)	A director since the Company's inception, Mr. Furer is a co-founder and has been a managing member of Arcade Partners LLC, a private equity firm, since November 2003. From January 2004 until December 2011 he was a managing director of Washington & Congress Managers, a private equity firm. Mr. Furer received a B.B.A. in international business from George Washington University. Mr. Furer's qualifications to serve on the Board include his experience in turnarounds, mergers and acquisitions, capital markets, finance and accounting.
Matthew H. Paull (age 66)
A director appointed in September 2010, Mr. Paull was senior executive vice president and chief financial officer of McDonald's Corporation, a worldwide foodservice retailer, from July 2001 until January 2008. Before joining McDonald's in 1993, Mr. Paull was a partner at Ernst & Young LLP where he managed a variety of financial practices. He has been on the board of directors of Air Products and Chemicals, Inc. since 2013, where he is chair of the Audit and Finance Committee and is a member of the Corporate Governance and Nomination Committee and Executive Committee. He has been on the board of directors of Canadian Pacific Railroad since January 2016, where he is chair of the Finance Committee and a member of the Compensation Committee. He joined the board of Chipotle Mexican Grill, Inc., effective December 14, 2016. He previously served on the boards of Best Buy Co., Inc. (where he served as lead independent director and on Audit Committee and Finance Investment Policy Committee), and of WMS Industries, Inc. (where he served on its Audit and Ethics Committee). Mr. Paull also serves as an advisory director of Pershing Square Capital Management, L.P. Mr. Paull holds a Bachelor's degree and a Master's degree in Accounting from the University of Illinois. Mr. Paull's qualifications to serve on the Board include his significant financial acumen, knowledge of hedge funds and investments, broad experience in global operations and extensive experience in tax matters.

7

Maurice S. Reznik (age 64)	A director appointed in July 2014, Mr. Reznik is chief executive officer of the Women's Intimate Apparel Division in the United States and Great Britain for Delta Galil Industries, Ltd. and president of Delta Galil USA. Delta Galil USA is a segment of Delta Galil Industries, Ltd., a manufacturer and marketer of apparel products. Previously, Mr. Reznik was chief executive officer of Maidenform Brands, Inc., a global intimate apparel company, from July 2008 until April 2014. He served as a director of that company from 2008 until its sale to Hanesbrands Inc. in October 2013. He served as president of Maidenform Brands, Inc. from 2004 to 2008, and as president of the Maidenform division of Maidenform Inc. from 1998 to 2004. From 1994 to 1998, Mr. Reznik was the president of Warner's Intimate Apparel Group, a division of Warnaco, Inc. He has served on the board of directors of the Movado Group, Inc. since 2011 (where he serves on its Audit and Compensation Committees). He also serves on the boards of For the Love of Life Colon Cancer Foundation at Sloan Kettering, Dignity U Wear Foundation and Queens College. Mr. Reznik received a B.A. from Queens College. Mr. Reznik's qualifications to serve on the Board include his experience in business development, operations, finance, compliance and risk management.
Roger W. Stone (age 83)
Chairman of the board and a director of the Company since its inception, Mr. Stone also served as chief executive officer from the Company's inception until January 2017 when he assumed the role of Executive Chairman of the Board. Previously, Mr. Stone was a manager of Stone-Kaplan Investments, LLC, a private investment company, from July 2004 through December 2007. He was chairman of the board and chief executive officer of Box USA Holdings, Inc., a corrugated box manufacturer, from July 2000 until its sale in July 2004. Mr. Stone was chairman, president and chief executive officer of Stone Container Corporation, a multinational paper company primarily producing and selling pulp, paper and packaging products, from March 1987 to November 1998, when Stone Container Corporation merged with Jefferson Smurfit Corporation, at which time he became president and chief executive officer of Smurfit-Stone Container Corporation and served in such capacity until March 1999. Mr. Stone is also chairman of Stone Tan China Holding Corporation, Stone Tan China Acquisition (Hong Kong) Co. Ltd., and Stone Tan China Finance and Investments Co. Ltd. He is a former director of Smurfit-Stone Container Corporation; Morton International, Inc.; Morton Thiokol, Inc.; Autoliv, Inc.; McDonald's Corporation; First Chicago/First National Bank of Chicago; GTE Corporation; Stone-Consolidated Inc.; Empaques de Carton Titan, S.A.; PaperExchange.com; Interstate Brands; Option Care, Inc.; Venepal, S.A.C.A. and Abitibi-Consolidated Inc. Mr. Stone received a B.S. in Economics from the Wharton School at the University of Pennsylvania. Mr. Stone is the father-in-law of Matthew Kaplan. Mr. Stone's qualifications to serve on the Board include his experience in the paper industry, sales, manufacturing, capital markets, finance, leadership of complex organizations and international operations; his familiarity with board practices of major corporations; and his service as an executive officer.

The Board of Directors Recommends a Vote "FOR" Each Nominee Named Above.

8

OTHER MEMBERS OF THE BOARD OF DIRECTORS

Class A
(Term Ends 2019)

Robert J. Bahash (age 73)	A director appointed in July 2014, Mr. Bahash was president of McGraw-Hill Education from November 2010 until his retirement in June 2012. McGraw-Hill Education at that time was an operating segment of The McGraw-Hill Companies, currently known as S&P Global Inc. Prior to that time, he served as executive vice president and chief financial officer of the McGraw-Hill Companies for 22 years. He previously was a member of the board of directors for WMS Industries, Inc. (serving most recently as chair of its Audit Committee and a member of its Compensation Committee). Mr. Bahash is a member of the American Institute of Certified Public Accountants, the Financial Executives Institute, and the New Jersey Society of Certified Public Accountants. He graduated from Mount St. Mary's College (Maryland) with a B.S. in Accounting and received an M.B.A. in finance from New York University. Mr. Bahash's qualifications to serve on the Board include his experience as the chief financial officer of a major public company and his training as a certified public accountant.
David G. Gabriel (age 59)
A director appointed in May 2013, Mr. Gabriel has held the offices of president and chief executive officer of Sonepar North America, a privately owned distributor of electrical products and related solutions, from September 2009 to March 2017, at which point he became chief operating officer of Sonepar Group. From May 2003 through August 2009, Mr. Gabriel served as president and chief executive officer of Vallen (formerly known as Hagemeyer North America), a distributor of products and services relating to electrical, safety and industrial products. He previously served as senior vice president and general manager of Tenneco Automotive's North American aftermarket business until 2003. Before joining Tenneco in 1995, Mr. Gabriel spent fifteen years in various operating positions of increasing responsibility with PepsiCo, Inc. and Johnson & Johnson. He also serves on the board of directors of the Medical University of South Carolina Children's Hospital. Mr. Gabriel received a B.S. in Packaging Engineering from Michigan State University. Mr. Gabriel's qualifications to serve on the Board include his experience in sales, manufacturing, and leadership of complex organizations.
Brian R. Gamache (age 59)
A director appointed in October 2009, Mr. Gamache served as the chairman and chief executive officer of WMS Industries, Inc., a leading supplier to the gaming industry, until its merger with Scientific Games International, Inc. in 2013. He served as a member of the board of directors of WMS Industries from 2001 until 2013. Mr. Gamache continued with Scientific Games in a consulting capacity until October 2015. Mr. Gamache currently advises various private equity firms in addition to providing consulting advice to corporations. Mr. Gamache was appointed to the board of directors of Welbilt, Inc. on March 6, 2017. He received a B.S. in Business Administration from the University of Florida. Mr. Gamache's qualifications to serve on the Board include his experience in operations of complex organizations, mergers and acquisitions, manufacturing, and business processes and his familiarity with board practices of major corporations.

9

David P. Storch (age 65)	A director appointed in October 2009, Mr. Storch has served as the chief executive officer of AAR Corp., a leading provider of diverse products and value-added services to the worldwide aviation/aerospace industry, since 1996. He has served as AAR's chairman since 2005, as president from 1989 to 2007 and again from 2015 to the present, chief operating officer from 1989 to 1996, and vice president from 1988 to 1989. He serves as chair of the Executive Committee of AAR. Mr. Storch has served on the board of directors of Kemper Corporation, a leading insurance and financial services provider formerly known as Unitrin, Inc., since May 2010. He is a member of its Compensation Committee and is chair of its Nominating and Governance Committee. He also serves on the board of the Smithsonian National Air and Space Museum. Mr. Storch has served on the boards of The Executive Club of Chicago and the Chicago Urban League. He currently is a member of the Commercial Club of Chicago and Economics Club of Chicago. He holds a B.A. from Ithaca College. Mr. Storch's qualifications to serve on the Board include his experience in sales, manufacturing, leadership of complex organizations and international operations and his familiarity with board practices of major corporations.

10

 Class B
(Term Ends 2020)

John M. Chapman (age 58)	A director since the Company's inception, Mr. Chapman is a co-founder and has been a managing member of Arcade Partners LLC, a private equity firm, since November 2003. From January 2004 until December 2011 he was a managing director of Washington & Congress Managers, a private equity firm. From March 1990 through December 2003, he was employed by Triumph Capital Group, Inc., a private equity firm, last serving as a managing director. Mr. Chapman received a B.A. from Bates College and an M.B.A. from the Tuck School of Business at Dartmouth College. Mr. Chapman's qualifications to serve on the Board include his experience in capital markets, mergers and acquisitions, finance and accounting.
Paula H.J. Cholmondeley (age 71)
A director appointed in August 2016, Ms. Cholmondeley is currently principal of The Sorrel Group, a consulting company founded by Ms. Cholmondeley in 2004 and focused on corporate strategy and corporate governance matters. Ms. Cholmondeley was vice president and general manager of Specialty Products at Sappi Fine Paper, North America, a producer of coated fine paper, from 2000 through 2004. Prior to joining Sappi, Ms. Cholmondeley served in increasingly senior positions with Owens Corning, a producer of building and composite products, from 1992 through 1998. She began her career in 1971 with Arthur Andersen & Company before leaving in 1973 to pursue a series of finance and executive roles, including with International Paper Company from 1974 through 1980, Blue Cross Blue Shield of Greater Philadelphia from 1986 through 1988, and The Faxon Company from 1988 through 1992. Ms. Cholmondeley currently serves on the boards of directors of Bank of the Ozarks and Terex Corporation and serves as an independent trustee of Nationwide Mutual Funds. Ms. Cholmondeley received a B.A. in Accounting from Howard University and an M.S. in Accounting from the Wharton School at the University of Pennsylvania. She is also a retired CPA. Ms. Cholmondeley's qualifications to serve on the Board include her experience in operations, finance, manufacturing, leadership of complex organizations and her familiarity with board practices of major corporations.
Ronald J. Gidwitz (age 73)
A director appointed in October 2008, Mr. Gidwitz co-founded GCG Partners, a strategic consulting and equity firm, in 1998 and has since served as a partner at that firm. Since 1974 he has served as a director of Continental Materials Corporation, a corporation that manufactures heating, ventilation, and air conditioning (HVAC) products and construction products. From 1996 to 1998, he was president and chief executive officer of the Unilever HPC Helene Curtis Business Unit. Previously, Mr. Gidwitz served as president, chief executive officer and director of Helene Curtis, a Fortune 500 consumer products company. Mr. Gidwitz received a B.A. in economics from Brown University. Mr. Gidwitz's qualifications to serve on the Board include his experience in sales, manufacturing, leadership of complex organizations and international operations and his familiarity with board practices of major corporations.

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Matthew Kaplan (age 61)	President and a director since the Company's inception, Mr. Kaplan also served as chief operating officer from the Company's inception until January 2017 when he assumed the role of chief executive officer. Previously, Mr. Kaplan was a Manager of Stone-Kaplan Investments, LLC, a private investment company, from July 2004 through December 2007. He was president, chief operating officer and a director of Box USA Holdings, Inc., a corrugated box manufacturer, from July 2000 until the sale of the company in July 2004. Mr. Kaplan began his career at Stone Container Corporation in 1979 and was serving as its senior vice president and general manager of North American Operations when Stone Container Corporation merged with Jefferson Smurfit Corporation in November 1998. He was vice president/general manager of the Container Division with Smurfit-Stone Container Corporation and a director of the company until March 1999. Mr. Kaplan served on the board of directors of Victory Packaging from January 2007 until late 2011. In addition, Mr. Kaplan formerly served on the board of directors of Magnetar Spectrum Fund and Pacific Millennium Paper Group Limited. He is a director of the American Forest and Paper Association. Mr. Kaplan received a B.A. in Economics from the University of Pennsylvania and an M.B.A. from the University of Chicago. Mr. Kaplan is the son-in-law of Roger W. Stone. Mr. Kaplan's qualifications to serve on the Board include his experience in the paper industry, sales, manufacturing, capital markets, and leadership of complex organizations; his familiarity with board practices of major corporations; and his service as an executive officer.

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GOVERNANCE STRUCTURE

ROLE OF THE BOARD

The Board is the ultimate decision-making body of the Company, except with respect to matters reserved to stockholders. The primary function of the Board is oversight. The Board, in exercising its business judgment, acts as an advisor and counselor to senior management and defines and enforces standards of accountability—all with a view to enabling senior management to execute their responsibilities fully and in the interests of stockholders. The following are the Board's primary responsibilities, some of which may be carried out by one or more Committees of the Board or the independent directors as appropriate:

  •
  Overseeing the conduct of the Company's business so that it is effectively managed in the long-term interests of stockholders;

  •
  Selecting, evaluating, and determining the compensation of the Chief Executive Officer ("CEO") and planning for CEO succession, as well as monitoring management's succession planning for other key executives;

  •
  Overseeing and reviewing the Company's strategic direction and objectives;

  •
  Monitoring the Company's accounting and financial reporting practices and reviewing the Company's financial and other controls;

  •
  Overseeing the Company's compliance with applicable laws and regulations; and

  •
  Overseeing the processes that are in place to safeguard the Company's assets and mitigate risks.

In performing its oversight function, the Board is entitled to rely on the advice, reports and opinions of management, counsel, auditors and outside experts. In that regard, the Board and its Committees shall be entitled, at the expense of the Company, to engage such independent legal, financial or other advisors as they deem appropriate, without consulting or obtaining the approval of any officer of the Company.

BOARD LEADERSHIP STRUCTURE

Our Bylaws require that our Chairman be a member of the Board and may or may not be an officer or employee of the Company. The principal duty of the Company's Chairman is to lead and oversee the Board. The Chairman should facilitate an open flow of information between management and the Board, and should lead a critical evaluation of Company management, practices and adherence to the Company's strategic plan and objectives. Roger W. Stone is the Company's Chairman. Mr. Stone's biography can be found on page 8 of this Proxy Statement.

The Company's business is conducted by its employees, managers and officers, under the direction of senior management and led by the CEO. In carrying out the Company's business, the CEO and senior management are accountable to the Board and ultimately to the Company's stockholders. Management's primary responsibilities include the day-to-day operation of the Company's business, strategic planning, budgeting, financial reporting, and risk management. Matthew Kaplan is the Company's CEO. Mr. Kaplan's biography can be found on page 12 of this Proxy Statement.

The Board believes that this leadership structure best serves the objectives of the Board's oversight of management and the ability of the Board to carry out its roles and responsibilities on behalf of the stockholders.

The Board does not have a lead independent director. However, Brian R. Gamache, one of our independent directors, is the presiding director at each executive session of the Board's independent directors. Furthermore, each of our Committees consists entirely of independent directors.

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Who are the independent directors?

Our Corporate Governance Guidelines require that all directors except the CEO and Chairman be independent. An independent director is one who is free of any relationship with the Company or its management that may impair, or appear to impair, the director's ability to make independent judgments, and who meets the NYSE's definition of independence. All members of the Audit, Compensation, and Nominating and Governance Committees are required to be independent. On an annual basis the Board determines the independence of each director in accordance with the NYSE listing standards, the Corporate Governance Guidelines and the independence standards established by the Board. The Board has determined that Robert J. Bahash, John M. Chapman, Paula H.J. Cholmondeley, Jonathan R. Furer, David G. Gabriel, Brian R. Gamache, Ronald J. Gidwitz, Matthew H. Paull, Maurice S. Reznik and David P. Storch are "independent" directors as that term is defined in the NYSE listing standards, the Corporate Governance Guidelines and the independence standards established by the Board. In making this determination with respect to Mr. Gabriel, the Board considered, among other things, that (i) he is the COO of Sonepar Group S.A.S., a company with which the Company engages in ordinary course business transactions, including sales of corrugated containers and purchases from Sonepar of industrial, safety, and electrical materials and (ii) that his son was employed by the Company as a sales manager until September 2017.

How often did the Board meet during 2017?

Directors are expected to attend all Board meetings and meetings of the Committees on which they serve. During the year ended December 31, 2017, the Board held five meetings. Each director serving on the Board in 2017 attended at least 75% of the aggregate of the total number of Board meetings held during such time as he or she was a member of the Board and the Board committee meetings of which he or she was a member and eligible to attend. The Board's independent directors meet in executive session, without any members of management present, at each regularly scheduled meeting of the Board. Brian R. Gamache is the presiding director at the executive sessions.

What is the Company's policy regarding director attendance at the Annual Meeting?

Members of the Board are strongly encouraged to attend the Company's Annual Meeting of Stockholders. All of the directors who were then serving on the Board attended the 2017 Annual Meeting of Stockholders.

What committees has the Board established?

The Board has established three standing committees: Audit, Compensation, and Nominating and Governance. All of the members of the Committees are independent in accordance with applicable SEC regulations, the NYSE listing standards, the Company's Corporate Governance Guidelines and the independence standards established by the

14

Board. Committee charters are available on the Company's website at http://governance.kapstonepaper.com. Each Committee performs its own annual self-assessment.

	Audit	Compensation	Nominating and Governance
Robert J. Bahash	X
John M. Chapman	✓	✓
Paula H.J. Cholmondeley	✓
Jonathan R. Furer		X	✓
David G. Gabriel	✓
Brian R. Gamache	✓		X
Ronald J. Gidwitz		✓	✓
Matthew Kaplan
Matthew H. Paull		✓
Maurice S. Reznik		✓
Roger W. Stone
David P. Storch		✓	✓

XCommittee Chairperson
✓Committee Member

Audit Committee.    The Audit Committee's function is to: (i) review, with the Company's independent registered public accounting firm and management, the annual financial statements and independent registered public accounting firm's opinion thereon; (ii) review and maintain direct oversight of the plan, scope and results of the audit by the independent registered public accounting firm; (iii) review and approve all professional services performed and related fees charged by the independent registered public accounting firm; (iv) be solely responsible for the retention or replacement of the independent registered public accounting firm; and (v) monitor the adequacy of the Company's accounting and financial policies, controls, and reporting systems. In addition, the Audit Committee is responsible for risk oversight of the Company and provides risk assessment reports to the Board. None of the members serve on more than three public company audit committees. All of the members are "financially literate" under the NYSE listing standards, and the Board has determined that Mr. Bahash is an "audit committee financial expert" within the meaning of relevant SEC regulations. The Audit Committee held nine meetings in 2017.

Compensation Committee.    The functions of the Compensation Committee include providing guidance to management and assisting the Board in matters relating to the compensation of the CEO and other executive officers, the Company's compensation and benefits programs, the Company's succession, retention and training programs, and such other matters that have a direct impact on the success of the Company's human resources. The details of the process and procedures followed by the Compensation Committee are disclosed in this Proxy Statement under the headings "Compensation Discussion and Analysis" and "Report of the Compensation Committee." The Compensation Committee held four meetings in 2017.

Nominating and Governance Committee.    The Nominating and Governance Committee performs the following functions: (i) assists the Board by identifying prospective director nominees and recommends to the Board the nominees for the annual meeting of stockholders; (ii) oversees the Board's annual performance evaluation process; (iii) evaluates the composition, organization and governance of the Board and its committees; and (iv) oversees the Company's Corporate Governance Guidelines. In addition, if any incumbent director fails to receive the required vote for re-election, the Nominating and Governance Committee is responsible for making a recommendation to the Board about whether to accept the director's resignation. The Nominating and Governance Committee held three meetings in 2017.

How are directors nominated?

The Nominating and Governance Committee is responsible for selecting candidates for Board membership, subject to Board approval, and for extending invitations to join the Board. In selecting candidates, the Board endeavors to find individuals of high integrity who have a solid record of accomplishment in their chosen fields and who display the independence of mind and strength of character to effectively represent the best interests of the Company's

15

stockholders. Candidates are selected for their ability to exercise good judgment and to provide practical insights. Consistent with its charter, the Nominating and Governance Committee is responsible for screening candidates, establishing criteria for nominees, and recommending to the Board a slate of candidates for election to the Board at the Annual Meeting of Stockholders. In performing these tasks, the Nominating and Governance Committee has the sole authority to retain and terminate any search firm to be used to identify candidates. Candidates are approved by the full Board.

All directors except the Chairman and the CEO are required to be independent. An independent director is one who is free of any relationship with the Company or its management that may impair, or appear to impair, the director's ability to make independent judgments, and who meets the NYSE's definition of independence.

We do not have a specific diversity policy for our Board; however, we consider diversity to be a critical factor in evaluating the composition of the Board, and that for this purpose diversity includes perspectives, experience, differences and viewpoints, as well as race, ethnicity and gender. The Company values diversity and has women and/or minorities serving on its Board and in several other key positions including: Executive Vice President and Chief Financial Officer; Vice President, Secretary, and General Counsel; and Vice President of Containerboard and Kraft Paper Sales and Marketing.

The Nominating and Governance Committee will consider director candidates recommended by stockholders on the same basis as it considers director candidates identified by the Nominating and Governance Committee. A stockholder who wishes to recommend a prospective nominee to the Board for consideration by the Nominating and Governance Committee must send a written notice to the Company's Vice President, Secretary, and General Counsel at the principal offices of the Company. Such notice must be delivered to our offices by the deadline relating to stockholder nominations as set forth in Article II, Section 4 of the Company's Bylaws and as described in this Proxy Statement under the heading "Additional Information."

Each notice delivered by a stockholder who wishes to recommend a prospective nominee to the Board for consideration by the Nominating and Governance Committee must include the same information about the recommended nominee that would be required by the Company's Bylaws were the stockholder actually nominating such individual for election, including, without limitation, the following:

  •
  the name, age, business address and residence address of such person and the principal occupation or employment of such person;

  •
  the class and number of shares of capital stock of the Company which are owned beneficially or of record by such person or affiliates or associates of such person and any other direct or indirect pecuniary or economic interest in any capital stock of the Company of such person or affiliates or associates of such person, including, without limitation, any derivative instrument, swap, option, warrant, short interest, hedge or profit sharing arrangement;

  •
  whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or borrowing or lending of shares of capital stock of the Company) has been made by or on behalf of such person or any affiliates or associates of such person, the effect or intent of which is to mitigate loss to, or to manage risk or benefit of stock price changes for, such person or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person or any affiliates or associates of such person with respect to shares of capital stock of the Company;

  •
  all information relating to such person that is required to be disclosed pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and

  •
  a description of all arrangements or understandings between such stockholder or beneficial owner, if any, on whose behalf the nomination is made and any other person or persons (including their names) in connection with the nomination and of any material interest in such nomination of such stockholder and the beneficial owner, if any, on whose behalf the nomination is made.

16

A full description of the information that must be provided as to a prospective nominee is set forth in Article II, Section 4 of the Company's Bylaws, which are available on the Company's website at http://governance.kapstonepaper.com. The Nominating and Governance Committee may require any prospective nominee to furnish such other information as the Committee may reasonably require to determine the qualifications of such nominee to serve as a director of the Company.

2017 DIRECTOR COMPENSATION

The Nominating and Governance Committee recommends to the Board the form and amount of compensation for non-employee directors. Only non-employee directors are paid for their service on the Board. Each non-employee director of the Company received the following compensation for service as a director in 2017:

  •
  an annual retainer paid in four quarterly payments of $18,750;

  •
  an additional quarterly retainer of $3,750, $3,750 and $2,500, respectively, for service as the chairperson of the Audit, Compensation, and Nominating and Governance Committees;

  •
  reimbursement of reasonable expenses to attend Board and Committee meetings; and

  •
  a grant of stock options and restricted stock units with a grant date value of approximately $85,000 (each option and restricted stock unit vests on the first anniversary of the grant date).

The following table provides information regarding the compensation of the non-employee directors for 2017.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Robert J. Bahash	$75,000	$42,503	$42,504	—	$160,007
John M. Chapman	$75,000	$42,503	$42,504	$1,258	$161,265
Paula H.J. Cholmondeley	$75,000	$42,503	$42,504	—	$160,007
Jonathan R. Furer	$90,000	$42,503	$42,504	$1,258	$176,265
David G. Gabriel	$75,000	$42,503	$42,504	$1,258	$161,265
Brian R. Gamache	$85,000	$42,503	$42,504	$1,258	$171,265
Ronald J. Gidwitz	$75,000	$42,503	$42,504	$1,258	$161,265
Matthew H. Paull	$90,000	$42,503	$42,504	$1,258	$176,265
Maurice S. Reznik	$75,000	$42,503	$42,504	—	$160,007
David P. Storch	$75,000	$42,503	$42,504	$1,258	$161,265

(1)
This column includes fees paid in cash, representing annual retainer for board membership and committee chairmanship.

(2)
Represents the grant date fair value of restricted stock unit awards granted in 2017, calculated in accordance with Financial Accounting Standards Board ("FASB") Accounting Standard Codification ("ASC") 718, "Compensation—Stock Compensation." For a discussion of the relevant assumptions used in calculating these amounts, see Note 15 to the Consolidated Financial Statements included in the Annual Report on Form 10-K filed by the Company for the year ended December 31, 2017.

(3)
Represents the aggregate grant date fair value of stock options granted in 2017, calculated in accordance with FASB ASC 718. For a discussion of the relevant assumptions used in calculating these amounts, see Note 15 to the Consolidated Financial Statements included in the Annual Report on Form 10-K filed by the Company for the year ended December 31, 2017.

(4)
The "All Other Compensation" column represents dividends paid on restricted stock units upon vesting of such awards in March 2017.

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NON-EMPLOYEE DIRECTOR OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2017

Name	Options	Restricted Stock Units
Robert J. Bahash	20,364	6,081
John M. Chapman	145,692	6,081
Paula H.J. Cholmondeley	8,672	2,944
Jonathan R. Furer	145,692	6,081
David G. Gabriel	24,920	6,081
Brian R. Gamache	48,420	6,081
Ronald J. Gidwitz	48,420	6,081
Matthew H. Paull	42,472	6,081
Maurice S. Reznik	20,364	6,081
David P. Storch	48,420	6,081

DIRECTOR STOCK OWNERSHIP REQUIREMENTS

The Board has created stock ownership requirements to further align the interests of our non-employee directors with those of the Company's stockholders and encourage long-term stockholder value by requiring our non-employee directors to hold a significant equity stake in the Company. In March 2014, our Board increased the stock ownership requirements applicable to our non-employee directors from three times the annual Board cash retainer to five times the annual Board cash retainer. Restricted stock unit awards and vested stock options count toward the ownership requirements. Under the policy, newly appointed or elected directors have four (4) years from joining the Board to comply with these requirements. The Board may, in its discretion, make exceptions to the stock ownership requirements in periods of volatile markets. As of April 24, 2018, all directors met the applicable ownership threshold.

CORPORATE GOVERNANCE

The following corporate governance materials are available on the Company's website at http://governance.kapstonepaper.com: (1) Corporate Governance Guidelines; (2) Code of Conduct and Ethics; and (3) the charters of our Audit, Compensation, Nominating and Governance and Disclosure Committees. We will provide a copy of these documents to our stockholders, without charge, upon written request addressed to the Company at 1101 Skokie Boulevard, Suite 300, Northbrook, IL 60062, Attention: Vice President, Secretary, and General Counsel.

RISK OVERSIGHT

The Board's involvement in risk oversight involves both the Audit Committee and the full Board. Risk oversight is a standing agenda item at each Audit Committee meeting. The Audit Committee receives reports from the Company's Vice President, Internal Audit as well as from the independent registered public accounting firm at each Audit Committee meeting. Both the Company's Executive Vice President and Chief Financial Officer as well as its Vice President and Corporate Controller provide reports to the Audit Committee regarding risk factors, including, but not limited to, treasury risks pertaining to credit, debt, and interest rates as well as financial and accounting risks. The General Counsel keeps the Audit Committee abreast of issues pertaining to litigation, regulatory matters, and compliance. The Chairman of the Audit Committee reports on the activities of the Audit Committee regarding risk at each meeting of the full Board. Other Committees of our Board may also practice risk oversight related directly to such Committees' responsibilities. In addition, each regularly scheduled meeting of the Board includes a report from the Company's CEO and its Executive Vice President of Integrated Packaging regarding operating risks at each facility, and risks affecting the industry as a whole.

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REPORT OF THE AUDIT COMMITTEE

The purpose of the Audit Committee is to assist the Board in its general oversight of the Company's financial reporting, internal controls, risk and audit functions. The Audit Committee is comprised entirely of independent directors and met nine times during the year.

As described in the Audit Committee Charter, the Company's Audit Committee is appointed by the Board to assist the Board in monitoring: (1) the integrity of the financial statements of the Company; (2) the compliance by the Company with legal and regulatory requirements and the Company's Code of Conduct and Ethics; and (3) the independence and performance of the Company's internal and external auditors. The Audit Committee also serves in an oversight role providing advice, counsel and direction to management and the Company's independent auditors on the basis of the information it receives, discussions with the independent auditors and the experience of the Audit Committee's members in business, financial and accounting matters. The Audit Committee charter is available on the Company's website at http://governance.kapstonepaper.com and was last amended in August 2017.

The Audit Committee has reviewed and discussed the consolidated financial statements with management and Ernst & Young LLP, the Company's independent registered public accounting firm. Management is responsible for: the preparation, presentation and integrity of the Company's financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. Ernst & Young LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

The Audit Committee provided oversight and advice to management relating to management's assessment of the adequacy of the Company's internal control over financial reporting in accordance with the requirements of the Sarbanes Oxley Act of 2002. The Audit Committee held private sessions with Ernst & Young LLP to discuss the annual audit. At the conclusion of the process, the Audit Committee reviewed a report from management on the effectiveness of the Company's internal control over financial reporting. The Audit Committee also reviewed the report of management contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 23, 2018, as well as Ernst & Young LLP's Report of Independent Registered Public Accounting Firm included in the Company's Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements and (ii) the effectiveness of internal control over financial reporting.

The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the "PCAOB") and the SEC. In addition, the Audit Committee has received from Ernst & Young LLP the written disclosures and the letter regarding the auditors' communications with the Audit Committee concerning independence required by applicable requirements of the PCAOB, and has discussed with Ernst & Young LLP its independence. In addressing the quality of management's accounting judgments, the Audit Committee asked for management's representations and reviewed certifications prepared by the Chief Executive Officer and Chief Financial Officer that the audited consolidated financial statements of the Company fairly present, in all material respects, the financial condition and results of operations of the Company. Based on the review of the consolidated financial statements and discussions with and representations from management and Ernst & Young LLP referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the SEC.

The Audit Committee is responsible for the appointment, compensation and oversight of the independent registered public accounting firm. Ernst & Young LLP has been the Company's independent registered public accounting firm since 2006. The Audit Committee and the Board believe that, due to Ernst & Young LLP's knowledge of the

19

Company and of the industry in which the Company operates, it is in the best interests of the Company and its stockholders to continue retention of Ernst & Young LLP to serve as the Company's independent registered public accounting firm.

In accordance with Audit Committee policy and the requirements of law, the Audit Committee pre-approves all non-audit services to be provided by Ernst & Young LLP. In addition, the Audit Committee pre-approves all audit and audit related services provided by Ernst & Young LLP. A further discussion of the fees paid to Ernst & Young LLP for audit and non-audit expenses is included below under the heading "Independent Registered Public Accounting Firm."

AUDIT COMMITTEE Robert J. Bahash (Chairman) John M. Chapman Paula H.J. Cholmondeley David G. Gabriel Brian R. Gamache

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FEES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP has acted as the independent registered public accounting firm for the Company since 2006. During such period, Ernst & Young LLP also has provided certain audit-related and permitted non-audit services. The Audit Committee's policy is to approve all audit, audit-related, tax and permitted non-audit services performed by Ernst & Young LLP for the Company in accordance with Section 10A(i) of the Exchange Act and the SEC's rules adopted thereunder. In 2017 and 2016, the Audit Committee approved in advance all engagements by Ernst & Young LLP on a specific project-by-project basis, including audit, audit-related, tax and permitted non-audit services. No services were rendered by Ernst & Young LLP to the Company in 2017 or 2016 pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X.

Ernst & Young LLP's fees for services provided for the years ended December 31, 2017 and 2016, respectively, are as follows:

	2017	2016
Type of Fees
Audit fees(1)	$3,866,023	$4,042,380
Audit related fees(2)	$793,651	$17,842
Tax fees(3)	$331,450	$411,062
All other fees	—	—

	$4,991,124	$4,471,284

(1)
Consists of fees for the audit of the Company's annual consolidated financial statements and reviews of the consolidated financial statements included in the Quarterly Reports filed on Form 10-Q, fees for the audit of internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, and fees for audit services in connection with the Company's Form S-8 registration statement filed in connection with the 2016 Incentive Plan. Includes foreign statutory audits of KapStone Asia Ltd and KapStone Europe SPRL.

(2)
Consists of fees incurred for due diligence services related to acquisitions and joint venture activities and audits of financial statements in conjunction with contemplated transactions.

(3)
Pertains to the preparation of the Company's federal, state and foreign income tax returns for the immediately preceding year and assistance with tax authority audits. In addition, both years include fees for tax planning services. Fees in 2017 also included tax-related due diligence activities.

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EXECUTIVE OFFICERS

The following list sets forth the names of our current executive officers, their ages, and their positions as of April 24, 2018. An asterisk denotes that the person is a Named Executive Officer.

Name	Age	Position as of April 24, 2018
Roger W. Stone*(1)	83	Executive Chairman
Matthew Kaplan*(1)	61	President and Chief Executive Officer
Randy J. Nebel*	62	Executive Vice President of Integrated Packaging
Andrea K. Tarbox*	68	Executive Vice President and Chief Financial Officer
Wilbur G. Kessinger, Jr.*	57	Vice President and General Manager of the Mill System
Patrick W. Ortiz	54	Vice President and General Manager of the Corrugated Container System
Kathryn D. Ingraham	49	Vice President, Secretary, and General Counsel
Antionette T. Meyers	56	Vice President—Containerboard and Kraft Paper Sales and Marketing
Michael J. Murphy	45	Vice President—Strategic Planning and Initiatives
Mark A. Niehus	60	Vice President and Corporate Controller

(1)
Biographical information regarding Messrs. Stone and Kaplan is included in the section "Proposal 1—Election of Directors" starting on page 6.

Randy J. Nebel was promoted to Executive Vice President of Integrated Packaging, effective as of January 1, 2017, from his prior position as Vice President and General Manager and President of the Company's Mill Division (a position he had held since August 2013). Previously, Mr. Nebel served as President of Longview Fibre Paper and Packaging, Inc. from 2008 to 2013 and as its Vice President of Mill Operations and Chief Operating Officer from 2008 to 2009. From 1997 to 2007 he served in various roles at Weyerhaeuser Company, including Vice President and Mill Manager. Before that, Mr. Nebel worked at positions of increasing responsibility at Crown-Zellerbach Corporation, James River Company, and Georgia-Pacific Corporation. He is on the board of directors of the National Association of Manufacturers.

Andrea K. Tarbox was promoted to Executive Vice President and Chief Financial Officer, effective as of January 1, 2017, from her prior position as Vice President and Chief Financial Officer (a position she had held since January 2007). Prior to joining the Company she served as an outside financial consultant to the Company. From March 2003 through March 2006, Ms. Tarbox served as Chief Financial and Administrative Officer for Uniscribe Professional Services, Inc. Previously, Ms. Tarbox assumed financial positions of increasing responsibility at Gartner Inc., British Petroleum, p.l.c. and Fortune Brands, Inc. Ms. Tarbox began her career with Ernst & Young LLP and is a Certified Public Accountant.

Wilbur G. Kessinger, Jr. was appointed Vice President and General Manager of the Company's Mill System, effective January 1, 2017. Previously, Mr. Kessinger held the position of Vice President of Mill Operations for the Roanoke Rapids Mill for four years. He has 34 years of experience in the paper industry, including two years at the Charleston Mill, where he held the position of maintenance and engineering manager, and 25 years at the Roanoke Rapids Mill, where he also held the positions of operations manager, paper mill manager, and technical services manager.

Patrick W. Ortiz was appointed Vice President and General Manager of the Company's Corrugated Container System, effective January 1, 2017. Previously, Mr. Ortiz was Director of Engineering, Environmental and Safety at the Company from 2013 to 2016 and Operational Services Manager for the Longview facility from 2010 to 2013. Mr. Ortiz has been in the paper and packaging industry since 1986.

Kathryn D. Ingraham was appointed as Vice President, Secretary and General Counsel in May 2015. Previously, Ms. Ingraham served as Deputy General Counsel of Dover Corporation from 2011 to 2015. Prior thereto, she was Deputy General Counsel of Aon Hewitt (f/k/a Hewitt Associates Inc.) and a partner at Dentons (f/k/a Sonnenschein Nath & Rosenthal LLP).

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Antionette Meyers was appointed Vice President—Containerboard and Kraft Paper Sales and Marketing of the Company in September 2013. Previously, she served as Vice President, Domestic Kraft Paper and Linerboard Sales and Marketing, and as Vice President—Mills Sales and Customer Service. She previously worked in positions of increasing responsibility at Champion International Ltd. and International Paper Company until the Company's acquisition of its kraft papers business.

Michael J. Murphy was promoted to Vice President—Strategic Planning and Initiatives, effective as of February 21, 2017, from his position as Vice President—Finance (a position he had held since October 2014). Previously, Mr. Murphy served as Vice President and Treasurer of Boise, Inc., a manufacturer of packaging and paper products, until its sale to Packaging Corporation of America in October 2013. He spent over 15 years in investment banking at J.P. Morgan Securities LLC covering the basic materials industry, including packaging companies. He is a Certified Public Accountant.

Mark A. Niehus has been Corporate Controller of the Company since 2007 and Vice President since 2010. Before joining the Company, Mr. Niehus held a variety of senior financial management positions at Abbott Laboratories, R.R. Donnelley & Sons, and Midway Games. He is a Certified Public Accountant.

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EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

In this section, we describe the compensation of our Named Executive Officers. Our Named Executive Officers for 2017 were the following individuals:

Name	Position as of April 24, 2018
Roger W. Stone	Executive Chairman
Matthew Kaplan	President and Chief Executive Officer
Andrea K. Tarbox	Executive Vice President and Chief Financial Officer
Randy J. Nebel	Executive Vice President of Integrated Packaging
Wilbur G. Kessinger, Jr.	Vice President and General Manager of the Mill System

Our compensation programs for our Named Executive Officers are administered by the Compensation Committee, which is composed solely of independent directors as defined in the NYSE listing standards. The Compensation Committee operates under a written charter adopted by the Board. The Compensation Committee has reviewed and approved the following discussion and analysis, which analyzes the objectives and results for 2017 of the Company's compensation policies and procedures for its five Named Executive Officers. The Company's compensation programs have been adopted in order to implement the Compensation Committee's compensation philosophy, while taking into account the Company's financial performance. The Compensation Committee periodically reviews the Company's compensation programs and practices in light of the Compensation Committee's compensation philosophy, changes in laws and regulations, and the Company's financial goals.

2017 COMPENSATION DECISION HIGHLIGHTS

When establishing 2017 compensation plan design, the Compensation Committee conducted a full review of our base salary, annual performance-based cash awards and long-term incentive compensation in the form of stock options and restricted stock units in light of the performance of the Company and the market price of the Company's Common Stock during the prior fiscal year. A summary of decisions made with respect to each 2017 pay component is provided in the table below. Please see the "Elements of Compensation" section for more detail.

2017 Pay Component	Compensation Decision
Base Salary	A review of competitive position of base salaries against the external market, and the company's financial position, were considered when determining base salary changes for 2017. For 2017, the Compensation Committee increased the annual base salaries for each of the Named Executive Officers as set forth below in the "Components of Executive Compensation" section.
Annual Incentive Program ("AIP")	Design

The design for the 2017 program remained generally consistent with the 2016 program, with awards tied to pre-established EBITDA (as defined below) targets. For information regarding EBITDA targets and amounts paid to the Named Executive Officers for 2017 performance, see the "Components of Executive Compensation" section.

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2017 Pay Component	Compensation Decision
Target Values

2017 performance-based cash award target values (as a percentage of base salary) were held constant year-over-year for the Named Executive Officers who were Named Executive Officers for 2016 and were increased for Mr. Kessinger in accordance with the increased job responsibilities in connection with his designation as a Named Executive Officer in 2017.
Long-Term Incentive Awards	Design
The Committee maintained the weighting of approximately 50% stock options and 50% restricted stock units for awards to the Named Executive Officers.
Target Values
Target values for 2017 long-term incentive awards increased year-over-year for Named Executive Officers as more particularly shown in the "Summary Compensation Table."

COMPENSATION POLICIES AND OBJECTIVES

The Compensation Committee believes that compensation for Named Executive Officers should be determined according to a competitive framework, taking into account the financial performance of the Company, individual contributions and the external market in which the Company competes for executive talent. In determining the compensation of the Company's Named Executive Officers, the Compensation Committee seeks to achieve the following objectives through a combination of fixed and variable compensation.

Pay Competitively

A total compensation package should be competitive. For Named Executive Officers, including the Company's CEO, the Compensation Committee considers the level of compensation paid to individuals in comparable executive positions in the Company's peer group in order to recruit and retain executive talent.

Pay for Performance

Our compensation practices are designed to create a direct link between the aggregate compensation paid to each Named Executive Officer and the financial performance of the Company. In order to accomplish this, the Compensation Committee considers the individual performance of each Named Executive Officer by reviewing, among other factors, the achievement of pre-established corporate objectives as well as the recommendations of the CEO. The amount of each component of a Named Executive Officer's compensation is based in part on the Compensation Committee's assessment of that individual's performance as well as the other factors discussed in this section.

Executives as Stockholders

Our compensation practices are also designed to link a portion of each Named Executive Officer's compensation opportunity directly to the value of the Company's Common Stock through the use of stock-based awards.

ELEMENTS OF COMPENSATION

To accomplish its compensation objectives and philosophy, the Compensation Committee relies on the following elements of compensation, each of which is discussed in more detail below:

  •
  Base salary;

  •
  Eligibility to receive annual performance-based cash awards; and

  •
  Long-term incentive compensation (in the form of stock options and restricted stock units).

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When approving the compensation of the Company's Named Executive Officers, the Compensation Committee reviews all of the elements of the Company's executive compensation program. Each component of executive compensation is designed for a specific purpose. For example, salaries are a significant component of cash-based annual compensation. Salaries are set to compensate each executive based on that executive's employment and salary history and position within the Company and comparable competitive salaries at companies included in our peer group and the survey data. With regard to the variable components of the compensation package, annual performance-based cash awards are tied generally to the Company's short-term financial performance, while equity-based compensation is directed towards the Company's successful results over a longer period. The purpose of the combination of salary, annual cash awards, and equity awards is to provide the appropriate level of total annual cash compensation and long-term incentives, combined with an appropriate performance-based component. The Compensation Committee places the greatest emphasis on performance-based compensation through annual cash awards and long-term equity-based awards, which together comprise the largest portion of Named Executive Officer compensation. The Compensation Committee believes that the Company's executive compensation package, consisting of these components, is comparable to the compensation provided in the market in which the Company competes for executive talent and is critical to accomplishing its recruitment and retention aims.

SEVERANCE AGREEMENTS

The Company does not have employment agreements with any of the Named Executive Officers or other executive officers. Historically, including through December 31, 2017, the Company did not have severance agreements with any of the Named Executive Officers or other executive officers. As of March 23, 2018, the Company had entered into Change in Control Severance Agreements (collectively, the "Severance Agreements") with each of our executive officers, except Roger W. Stone and Matthew Kaplan, in connection with the Transaction (as defined in "Components of Executive Compensation—2017 Awards" below). Each Severance Agreement provides the recipient the right to receive a lump-sum cash severance amount and certain healthcare benefits for a specified post-employment period upon a qualifying termination of employment during the 12-month period after the Transaction, subject to certain conditions. The severance benefits payable to each of our Named Executive Officers pursuant to their respective Severance Agreements upon a qualifying termination of employment are as set forth below:

Executive Officer	Cash Severance Amount ($)	Value of Health Benefits ($)
Roger W. Stone	$—	$—
Matthew Kaplan	$—	$—
Randy J. Nebel	$1,028,000	$19,872
Andrea K. Tarbox	$850,000	$5,499
Wilbur G. Kessinger, Jr.	$558,000	$19,872

OVERVIEW OF COMPENSATION PROGRAM AND PROCESS

Role of Compensation Committee

The Compensation Committee is responsible for reviewing and approving the base salaries, annual performance-based cash awards, and long-term incentive compensation for the Company's Named Executive Officers.

Role of Management

Management assists the Compensation Committee in fulfilling its responsibilities with respect to evaluating executive performance, proposing appropriate performance targets for the annual and long-term incentive plans and developing recommendations as to appropriate salary levels and award amounts. For 2017, the Company's CEO, Mr. Kaplan, provided to the Compensation Committee his recommendations with respect to potential compensation of the other Named Executive Officers. The Compensation Committee reviewed and gave considerable weight to

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these recommendations because of Mr. Kaplan's direct knowledge of the other executives' performance and contributions. With respect to those officers, the Compensation Committee ultimately used its collective judgment to determine the compensation levels, including base salaries, annual performance-based cash awards and long-term equity award grants.

Role of Compensation Consultant

As part of its process, the Compensation Committee utilized the assistance of Frederic W. Cook & Co., an executive compensation consulting company ("Cook"), to assist in evaluating executive compensation programs and in evaluating Named Executive Officers' compensation compared to an established peer group of similar companies. Cook was engaged by and communicated directly with the Compensation Committee. In determining compensation for 2017, the Compensation Committee considered a market analysis prepared by Cook in early 2017, which compared our compensation program to third-party industry compensation surveys and a peer group of eighteen companies. The companies included in the peer group are set forth in this Compensation Discussion and Analysis under the heading "Benchmarking." In addition, at the request of the Nominating and Governance Committee, Cook also performed a review of director compensation.

Other than as described herein, Cook did not provide any other services to the Company or the Compensation Committee in 2017. The Compensation Committee has considered the independence of Cook in light of SEC rules and NYSE listing standards. In connection with this process, the Compensation Committee has reviewed, among other items, a letter from Cook addressing the independence of Cook and the members of the consulting team serving the Compensation Committee, including the following factors: (i) other services provided to us by Cook; (ii) fees paid by us as a percentage of Cook's total revenue; (iii) policies or procedures of Cook that are designed to prevent conflicts of interest; (iv) any business or personal relationships between the senior advisor of the consulting team with a member of the Compensation Committee; (v) any Company stock owned by the senior advisor or any immediate family member; and (vi) any business or personal relationships between our executive officers and the senior advisor. The Compensation Committee discussed these considerations and concluded that the work performed by Cook and its senior advisor involved in the engagement did not raise any conflict of interest.

Results of Advisory Votes

At the 2017 Annual Meeting of Stockholders, the Company's stockholders approved, on a non-binding advisory basis, the overall compensation of the Company's Named Executive Officers as presented in the Proxy Statement for that meeting, with approximately 98% of the votes cast in favor. Given the high level of stockholder support, the Compensation Committee did not make any changes to the Company's executive compensation philosophy, principles, and elements in response to the vote.

BENCHMARKING

The Compensation Committee reviews survey information of executive compensation payable by a designated peer group, both with respect to target and actual compensation data available. The purpose of this review is to evaluate whether the Company's total executive compensation levels (including base salaries, annual cash awards, and equity awards) is viewed by the Compensation Committee to be reasonable, competitive, and appropriate. One of the Company's objectives is to deliver compensation within the median market range. The Company considers compensation to be within median market range with respect to salary if it is within 10% of the median, with respect to bonus if it is within 15% of the median, and with respect to long term incentive and total compensation if it is within 20% of the median. The Compensation Committee considers executive compensation paid at the peer companies when setting executive compensation levels at the Company, but the Compensation Committee does not attempt to maintain a specified target percentile within this peer group to determine executive compensation.

The peer group of companies used to help determine 2017 compensation is comprised of eighteen firms that are similar to the Company in terms of business lines, market conditions, and size. The Compensation Committee may reevaluate from time to time the composition of the designated peer group to ensure that the peer group remains appropriate in light of the Company's compensation objectives. The comparison group of eighteen companies has a median revenue of approximately $3.5 billion.

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2017 Peer Group

Bemis Company, Inc.	Myers Industries, Inc.
Boise Cascade LLC	Neenah Paper, Inc.
Clearwater Paper Corp.	Norbord Inc.
Domtar Corporation	Packaging Corporation of America
P.H. Glatfelter Company	Resolute Forest Products, Inc.
Graphic Packaging Holding Company	Schweitzer-Mauduit International, Inc.
Greif, Inc.	Silgan Holdings Inc.
Louisiana-Pacific Corporation	Sonoco Products Company
Mercer International Inc.	WestRock Company

In looking ahead, the Compensation Committee reviewed the peer group of comparison companies that would be used to assist with setting 2018 target compensation. The Compensation Committee discussed what actions should be taken relative to the makeup of the comparison peer group given the Company's current financial position. The Compensation Committee agreed to maintain the current group of eighteen companies as the Company continues to maintain its ranking near the median of the comparison companies in terms of size.

COMPONENTS OF EXECUTIVE COMPENSATION

The following provides an analysis of each element of compensation, what each is designed to reward, and why the Compensation Committee chose to include it as an element of the Company's executive compensation.

Base Salary

Base salaries are reviewed annually in the context of the Compensation Committee's consideration of the effect of base compensation on recruiting and retaining executive talent. Accordingly, the Compensation Committee considers the executive compensation of the peer group. In establishing each Named Executive Officer's base salary, the Compensation Committee considers several factors, including individual job performance, salary history, competitive external market conditions for recruiting and retaining executive talent, the scope of the executive's position and level of experience and changes in responsibilities.

In March 2017, the base salaries of Named Executive Officers were established in accordance with the foregoing practices. Salaries for the Named Executive Officers were reviewed at that time, and salary adjustments became effective retroactively to January 1, 2017. For 2017, the Compensation Committee increased the annual base salaries for each of our Named Executive Officers as follows: Mr. Kaplan's salary was increased from $700,000 to $925,000; Mr. Stone's salary was increased from $700,000 to $780,000; Mr. Nebel's salary was increased from $430,000 to $550,000; Ms. Tarbox's salary was increased from $430,000 to $500,000; and Mr. Kessinger's salary was increased from $232,832 to $360,000. The salaries for the Named Executive Officers reflect the performance of the Company in 2016, including net sales; earnings per share; and earnings before interest, income taxes, depreciation and amortization ("EBITDA").

Eligibility to Receive Annual Performance-Based Cash Awards

The objective of the annual performance-based cash award element of compensation is to align the interests of the Named Executive Officers with the Company's financial goals for the year. In setting financial and operating targets, which are established in the first calendar quarter, the Compensation Committee considers the Company's annual budget and certain short-term operating and financial objectives.

With respect to the Company's EBITDA goal for 2017, the Committee established the following target payout levels:

	30% Payout	100% Payout	200% Payout
EBITDA	$339,000,000	$424,000,000	$475,000,000

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EBITDA is defined as net earnings excluding interest, income taxes, depreciation and amortization, extraordinary items and the cumulative effect of accounting changes. This non-GAAP measure is the same measure management uses internally to manage and to evaluate the business and performance of the Company. At the time it set the target EBITDA for the year and these target payout levels, the Compensation Committee believed that, based on the Company's budget, it would be difficult for executives to achieve payouts towards the high end of the target payout levels. In 2017, Messrs. Stone and Kaplan each had an approved target of 100% of his respective salary, or $780,000 and $925,000, respectively, and a range of possible payment from 0-200% of his respective target, Mr. Nebel and Ms. Tarbox each had an approved target of 65% of his or her respective salary, or $550,000 and $500,000, respectively, and a range of possible payment from 0-200% of his or her respective target, and Mr. Kessinger had an approved target of 50% of his salary, or $360,000, and a range of possible payment from 0-200% of his target. The Company's EBITDA for 2017 used for incentive plan calculations was $437,155,000, or approximately 103% of the 2017 target EBITDA. The Named Executive Officers received the following payments: Mr. Kaplan was paid $1,163,650; Mr. Stone was paid $981,240; Mr. Nebel was paid $449,735; Ms. Tarbox was paid $408,850; and Mr. Kessinger was paid $294,372.

Long-Term Incentive Compensation

The Compensation Committee determines the awards of long-term compensation through equity incentives (in the form of stock options and restricted stock units) granted to Named Executive Officers as well as other eligible employees. The Compensation Committee believes that including an equity component in executive compensation closely aligns the interests of the executives and the Company's stockholders and rewards executives in line with stockholder gains. The practice of the Compensation Committee is to consider annual equity grants to key employees, including the Named Executive Officers, at its regularly scheduled meeting in March. Equity grants at other times depend upon extraordinary circumstances such as promotions, new hires, acquisitions, or retention needs.

The Company's long-term incentive compensation for 2017 consisted of stock options and restricted stock units. This equity award allocation reflected the desire to maintain a strong long-term equity component in executive compensation, and to reduce the number of restricted stock units required to provide such component.

Equity grants made during 2017 to executive officers and senior management, including the Named Executive Officers, were determined by the Compensation Committee based upon the compensation objectives of the Compensation Committee, as discussed above, and were informed by the evolving nature of executive compensation practices. In determining the size of the equity grants for the Named Executive Officers, the Compensation Committee made an evaluation of a number of factors, including: competitive market practices; the level of responsibility of the individual; the individual's job performance and ability to influence corporate results; and the cost to the Company and the related effect of equity grants on earnings per share dilution. The Compensation Committee's intention was to deliver approximately the same economic value through the restricted stock unit component of the award as the stock option component. Accordingly, for annual awards granted in March 2017, restricted stock units were awarded to the Named Executive Officers in a ratio of about 1 restricted stock unit for about every 2.85 stock options awarded to such Named Executive Officers. This allocation reflects the relationship between the value of restricted stock units, which is based on the market value of the underlying Common Stock on the date of grant, and the fair market value of stock options on the date of grant, which is determined by using the Black-Scholes option valuation method.

Stock options produce value for executives and employees only if the Common Stock price increases over the exercise price, which is set at the closing price on the date of grant. Also, through vesting and forfeiture provisions, stock options and restricted stock units create incentives for executive officers and senior management to remain with the Company.

Prohibition on Repricing of Options Without Stockholder Approval

The 2016 Incentive Plan prohibits the repricing of options and stock appreciation rights ("SARs"), the cancellation of options and SARs in exchange for a new option or SAR with a lower purchase or base price, and the cancellation of an underwater option or SAR in exchange for cash or another award, without stockholder approval.

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2017 Awards

The Compensation Committee granted the following equity awards to the Named Executive Officers in 2017:

Executive Officer	Stock Options	Restricted Stock Units
Roger W. Stone	128,412	45,055
Matthew Kaplan	154,095	54,066
Randy J. Nebel	44,944	18,873
Andrea K. Tarbox	41,734	17,465
Wilbur G. Kessinger, Jr.	24,077	10,011

Each of the stock options was granted by the Compensation Committee on March 7, 2017 with an exercise price of $22.195 per share.

All stock options that were granted vest 50% on the second anniversary of the grant date and the remaining 50% on the third anniversary of the grant date, subject to the executive's continued employment through the vesting dates. Restricted stock units granted to the Company's Named Executive Officers on March 7, 2017 will vest 100% on the third anniversary of the grant date, subject to the executive's continued employment through the vesting date. Stock awards granted on April 2, 2017 of 3,104, 2,822 and 1,563 restricted stock units to Mr. Nebel, Ms. Tarbox and Mr. Kessinger, respectively, were in the form of restricted stock units that vested 100% on the first anniversary of the grant date. Such stock awards were granted for retention purposes. This one-year vesting, approved by the Compensation Committee on April 2, 2017, was a change from our historical practice of granting restricted stock units vesting on the third anniversary of the grant date. All stock options and restricted stock units vest immediately upon the death, disability or retirement of a recipient who has attained the age of 65.

On January 28, 2018, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with WestRock Company ("WestRock"), Whiskey Holdco, Inc. ("Holdco"), Kola Merger Sub, Inc. and Whiskey Merger Sub, Inc. Pursuant to the Merger Agreement, and subject to the terms and conditions thereof, WestRock will acquire all of the outstanding shares of the Company through a transaction in which WestRock and the Company will both become wholly owned subsidiaries of Holdco (the "Transaction"). Pursuant to the Merger Agreement and subject to certain other terms and conditions, all stock options and restricted stock units that are outstanding as of the effective time of the Transaction and held by any executive officer at such time, including those described above, will be converted at the effective time of the Transaction into stock options and restricted stock units of Holdco, on the same terms and conditions as were applicable to such stock options and restricted stock units prior to the Transaction. Notwithstanding the foregoing, pursuant to the Merger Agreement all stock options and restricted stock units that were outstanding as of the date of the Merger Agreement and held by executive officers were amended to provide that if, following the effective time of the Transaction, the employment of a holder thereof is terminated by the Company or its affiliates without "Cause" or the award holder resigns employment for "Good Reason" (each as defined in the Merger Agreement), such stock options and restricted stock units will immediately vest in full (such amendments, the "Equity Award Amendments"). With respect to the Company's 2018 annual equity grants made as of February 23, 2018 (which consisted entirely of restricted stock units), two-thirds of each such award was made subject to the same vesting conditions described in the preceding sentence. The remaining one-third of each such award would be forfeited upon any termination of employment prior to the normal vesting date.

Clawback of Compensation

Clawback provisions are included in all awards under the 2006 Incentive Plan, the 2014 Incentive Plan and the 2016 Incentive Plan (collectively, the "Incentive Plans"). Pursuant to those provisions, the Board may require an employee, executive officer, or director who engaged in fraud or misconduct to immediately repay annual performance-based cash awards and long-term incentive awards. In addition, the Board may terminate all vested and unvested options in the event that the grantee engages in fraud or misconduct.

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No Pledging of Stock

The Company's Insider Trading Policy prohibits its executive officers, employees and directors from pledging Company securities as collateral for a loan or holding Company securities in a margin account. The 2014 Incentive Plan and the 2016 Incentive Plan allow the Company to terminate any long-term incentive award issued under such Incentive Plans that is pledged and repurchase any pledged restricted stock units upon notice to the grantee.

No Hedging Transactions

The Company has enacted an anti-hedging policy regarding Company securities applicable to all executive officers and directors. The Company's Insider Trading Policy prohibits all directors, employees, and officers from (i) engaging in short sales in Company securities (including "sales against the box"); (ii) engaging in any zero-cost collars and forward sale contracts with respect to Company equity securities; or (iii) engaging in any transactions in puts, calls or other derivative securities, on an exchange or in any other organized market with respect to Company equity securities.

Severance and Change-in-Control Benefits

Historically, including through December 31, 2017, the Company did not have severance agreements with any of the Named Executive Officers or other executive officers. Effective as of February 28, 2018, the Company entered into the Severance Agreements with each of our executive officers, except Roger W. Stone and Matthew Kaplan, in connection with the Transaction, as described above in the "Severance Agreements" section.

Additionally, pursuant to the Merger Agreement and subject to certain other terms and conditions, all stock options and restricted stock units held by the Company's executive officers that are outstanding as of the effective time of the Transaction will be converted at the effective time of the Transaction into stock options and restricted stock units of Holdco, on the same terms and conditions as were applicable to such stock options and restricted stock units prior to the Transaction (but subject to certain accelerated vesting treatment pursuant to the Equity Award Amendments), as described in the "Components of Executive Compensation—2017 Awards" section. In connection with the closing of the Transaction, the Company may pay cash bonuses to the Named Executive Officers other than Roger W. Stone and Matthew Kaplan. Also in connection with the closing of the Transaction, the Company would pay its annual performance-based cash award to the Named Executive Officers on a pro-rated basis.

Perquisites and Personal Benefits

In general, the Company does not provide perquisites or personal benefits to the Named Executive Officers that are not available to other employees.

Pension Benefits or Supplemental Retirement Benefits

In 2017, the Company provided retirement benefits to the Named Executive Officers consisting of the 401(k) plan with company matching contributions and retirement savings account contributions. Pursuant to the 401(k) plan, the Company made a matching contribution equal to 100% of the first 4% of the employee's pay contributed to the plan plus 50% of the next 4% of pay contributed, and an additional retirement savings account contribution based upon total earnings for the year subject to a maximum amount of $270,000 in accordance with Internal Revenue Service regulations.

Health and Welfare Benefits

All full-time employees, including our Named Executive Officers, may participate in our health and welfare benefit programs, including medical, dental and vision care coverage, disability insurance and life insurance.

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REGULATORY CONSIDERATIONS

Section 162(m) of the Internal Revenue Code generally denies a publicly traded company a Federal income tax deduction for compensation in excess of $1.0 million paid to certain of its Named Executive Officers. Prior to the passage of the Tax Cuts and Jobs Act of 2017 (the "Tax Act"), performance-based compensation was exempt from the deduction limit, however, if certain requirements are met. The Tax Act eliminated the performance-based compensation exemption, but certain compensation arrangements have been grandfathered. The Compensation Committee historically generally structured compensation to take advantage of this exemption under Section 162(m) to the extent practicable, while satisfying the Company's compensation policies and objectives. Because the Compensation Committee also recognized the need to retain flexibility to make compensation decisions that may not meet the standards of Section 162(m) when deemed necessary to enable the Company to continue to attract, retain, and motivate highly-qualified executives, it reserved the authority to approve potentially non-deductible compensation.

NAMED EXECUTIVE OFFICER STOCK OWNERSHIP REQUIREMENTS

Our Board has stock ownership requirements applicable to the Named Executive Officers based on a multiple of annual base salary. The Board created these requirements to further align the interests of our Named Executive Officers with those of the Company's stockholders and encourage long-term stockholder value by requiring our Named Executive Officers to hold a significant equity stake in the Company. The following table illustrates the current stock ownership requirements:

Position	Ownership requirement
Named Executive Officers Serving on the Company's Board	6x base salary
Other Named Executive Officers	2x base salary

Named Executive Officers may aggregate their shareholdings to accomplish their ownership requirement, and restricted stock units and vested options count toward the ownership requirements. Shares that are hedged or pledged, if any, would not count toward satisfaction of the minimum ownership requirements. Newly appointed Named Executive Officers have four years from their appointment to comply with the requirements. The Board may, in its discretion, make exceptions to the policy in periods of volatile markets. As of April 24 2018, all Named Executive Officers had achieved the required level of ownership.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the registrant's Annual Report on Form 10-K and this Proxy Statement.

COMPENSATION COMMITTEE Jonathan R. Furer (Chairman) John M. Chapman Ronald J. Gidwitz Matthew H. Paull Maurice S. Reznik David P. Storch

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

There were no interlocks or other relationships among the Company's executive officers and directors during 2017 that are required to be disclosed under applicable SEC disclosure requirements.

CEO PAY RATIO

As required by Item 402(u) of Regulation S-K, we are providing the following information:

For 2017:

  •
  the median of the annual compensation of all employees of our company (other than Mr. Kaplan, our President and Chief Executive Officer), was $63,281;

  •
  the annual total compensation of Mr. Kaplan, our President and Chief Executive Officer, was $4,518,346.

Based on this information, the ratio of the annual total compensation of our President and Chief Executive Officer to the median of the annual total compensation to all employees is 71.40 to 1.

We used October 27, 2017 as the date on which to determine our median employee, which was consistently applied to all our employees included in the calculation. We did the following:

  (1)
  To find the median of the annual total compensation of all our employees (other than our President and Chief Executive Officer), we used taxable wages, which we determined by reviewing federal taxable compensation from Form W-2 information for employees located in the United States and taxable earnings from Annual Forms 37 for employees located in Mexico.

    Other than as noted below, we included all employees of the Company and its subsidiaries, whether employed on a full-time, part-time, temporary or seasonal basis. We annualized the compensation of employees that were not employed by us for all of 2017, but we did not annualize compensation for temporary or seasonal employees.

    We excluded seven employees employed in foreign jurisdictions (four in Belgium, one in Germany, one in Hong Kong and one in Singapore), which represent all of the employees in such jurisdictions. As of the date of determination, our employee population consisted of approximately 6,365 employees, of which 583 were employed outside of the United States, or approximately 9.2%. The seven employees employed in foreign jurisdictions that were excluded represent approximately 0.1% of the total employee population as of the date of determination.

  (2)
  With respect to our median employee, we added together all of the elements of such employee's compensation for fiscal 2017 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $63,281.

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OVERSIGHT OF COMPENSATION RISK

The Compensation Committee assesses the risks and rewards associated with the Company's compensation programs. The Compensation Committee reviews and approves compensation programs with features designed to reward long-term achievement and discourage excessive short-term risk taking. As discussed in the Compensation Discussion and Analysis, an independent executive compensation consulting firm hired by the Compensation Committee advises the Compensation Committee with respect to our executive compensation practices and programs, including their associated risks. The Compensation Committee concluded that the Company's compensation programs, taken as a whole and considered within the other financial control and approval processes in place at the Company, do not present a reasonable likelihood of having a material adverse effect on the Company.

34

SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation earned by or paid to the Named Executive Officers (other than Wilbur G. Kessinger, Jr.) for the years ended December 31, 2017, 2016, and 2015 and, for Wilbur G. Kessinger Jr. (who was not a Named Executive Officer during the years ended December 31, 2016 and 2015), for the year ended December 31, 2017 and includes their respective titles as of December 31, 2017.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)
Roger W. Stone	2017	$780,000	$—	$999,996	$999,997	$981,240	$—	$29,700	$3,790,933
Executive Chairman	2016	$700,000	$—	$381,600	$366,271	$—	$—	$6,462	$1,454,333
	2015	$687,500	$—	$900,000	$900,003	$383,600	$—	$76,541	$2,947,644
Matthew Kaplan	2017	$925,000	$—	$1,199,995	$1,200,001	$1,163,650	$—	$29,700	$4,518,346
President and Chief	2016	$700,000	$—	$381,600	$366,271	$—	$—	$6,462	$1,454,333
Executive Officer	2015	$687,500	$—	$900,000	$900,003	$383,600	$—	$73,891	$2,944,994
Randy J. Nebel	2017	$550,000	$—	$421,494	$349,997	$449,735	$12,974	$24,300	$1,808,500
Executive Vice President	2016	$430,000	$—	$203,520	$195,343	$—	$11,614	$3,771	$844,248
of Integrated Packaging	2015	$422,500	$—	$240,004	$240,005	$153,166	$11,036	$23,850	$1,090,561
Andrea K. Tarbox	2017	$500,000	$—	$390,006	$325,000	$408,850	$—	$29,700	$1,653,556
Executive Vice President	2016	$430,000	$—	$203,520	$195,343	$—	$—	$3,969	$832,832
and Chief Financial Officer	2015	$422,500	$—	$240,004	$240,005	$153,166	$—	$46,972	$1,102,647
Wilbur G. Kessinger, Jr.	2017	$360,000	$—	$223,507	$187,497	$294,372	$—	$27,000	$1,092,376
Vice President and General
Manager of the Mill System

(1)
Represents the aggregate grant date fair value computed in accordance with FASB ASC 718, Compensation—Stock Compensation. For a discussion of the relevant assumptions used in calculating these amounts, see Note 15 to the Consolidated Financial Statements included in the Annual Report on Form 10-K filed by the Company for the year ended December 31, 2017.

(2)
Represents the non-equity incentive plan compensation paid to the Named Executive Officer with regard to performance in the fiscal year.

(3)
Amount shown for Mr. Nebel represents the increase in the actuarial present value of his pension benefits during the applicable fiscal year. No other Named Executive Officer participates in a pension plan. See "Pension Benefits in 2017" on page 38 of this Proxy Statement for additional information regarding Mr. Nebel's pension benefits.

(4)
All Other Compensation for 2017 is set forth in the table below.

Name	401(k) Plan Matching Contributions ($)	Retirement Savings Account ($)	Total ($)
Roger W. Stone	$16,200	$13,500	$29,700
Matthew Kaplan	$16,200	$13,500	$29,700
Randy J. Nebel	$16,200	$8,100	$24,300
Andrea K. Tarbox	$16,200	$13,500	$29,700
Wilbur G. Kessinger, Jr.	$16,200	$10,800	$27,000

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2017 GRANTS OF PLAN-BASED AWARDS

The following table provides information on non-equity incentives, restricted stock units and stock options granted in 2017 to each of the Named Executive Officers.

						All Other Option Awards: Number of Securities Underlying Options(3) (#)
		Estimated Future Payouts, Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock(2) (#)		Exercise or Base Price of Option Awards(4) ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Roger W. Stone	3/7/2017					128,412	$22.195	$999,997
	3/7/2017				45,055			$999,996
		$234,000	$780,000	$1,560,000
Matthew Kaplan	3/7/2017					154,095	$22.195	$1,200,001
	3/7/2017				54,066			$1,199,995
		$277,500	$925,000	$1,850,000
Randy J. Nebel	3/7/2017					44,944	$22.195	$349,997
	3/7/2017				15,769			$349,993
	4/2/2017				3,104			$71,501
		$107,250	$357,500	$715,000
Andrea K. Tarbox	3/7/2017					41,734	$22.195	$325,000
	3/7/2017				14,643			$325,001
	4/2/2017				2,822			65,005
		$97,500	$325,000	$650,000
Wilbur G. Kessinger, Jr.	3/7/2017					24,077	$22.195	$187,497
	3/7/2017				8,448			$187,503
	4/2/2017				1,563			$36,004
		$54,000	$180,000	$360,000

(1)
Represents the potential amounts of cash award that could have been received for 2017 performance under the 2008 Performance Incentive Plan (the "Performance Incentive Plan"). For actual amounts paid, see the column entitled "Non-Equity Incentive Plan Compensation" in the Summary Compensation Table.

(2)
Stock awards granted on March 7, 2017 represent restricted stock units that vest 100% on the third anniversary of the grant date, subject to the executive's continued employment through such date. Stock awards granted on April 2, 2017 represent restricted stock units that vested 100% on the first anniversary of the grant date.

(3)
Represents options that vest 50% on the second anniversary of the grant date and 50% on the third anniversary of the grant date, subject to the executive's continued employment through such date.

(4)
The exercise price is equal to the fair market value of the Common Stock on the grant date as determined in accordance with the applicable incentive plan.

(5)
This column shows the fair value of restricted stock units and stock options as of the grant date computed in accordance with FASB ASC 718. For a discussion of the assumptions used in calculating these amounts, see Note 15 to the Consolidated Financial Statements included in the Annual Report on Form 10-K filed by the Company for the year ended December 31, 2017.

36

OUTSTANDING EQUITY AWARDS AT 2017 FISCAL YEAR END

The following table sets forth certain information with regard to all unexercised options and all unvested restricted stock units held by the Named Executive Officers at December 31, 2017. In furnishing the information below, we have adjusted the share amounts, market value, and exercise prices where necessary to reflect the two-for-one stock split in the form of a stock dividend on the Company's Common Stock distributed on January 7, 2014 to all stockholders of record as of the close of business on December 23, 2013.

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options(1) (#) Unexercisable	Option Exercise Price(2) ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested(3) (#)	Market Value of Shares or Units of Stock That Have Not Vested(4) ($)
Roger W. Stone	3/7/2017	—	128,412	$22.195	3/7/2027	3/7/2017	45,055	$1,022,298
	3/18/2016	—	96,524	$12.72	3/18/2026	3/18/2016	30,000	$680,700
	3/26/2015	44,643	44,643	$31.89	3/26/2025	3/26/2015	28,222	$640,357
	3/12/2014	55,448	—	$30.41	3/12/2024
	3/6/2013	90,490	—	$13.83	3/6/2023
	3/7/2012	107,594	—	$8.88	3/7/2022
	3/3/2011	116,646	—	$7.31	3/3/2021
	5/27/2010	92,192	—	$4.68	5/27/2020
Matthew Kaplan	3/7/2017	—	154,095	$22.195	3/7/2027	3/7/2017	54,066	$1,226,758
	3/18/2016	—	96,524	$12.72	3/18/2026	3/18/2016	30,000	$680,700
	3/26/2015	44,643	44,643	$31.89	3/26/2025	3/26/2015	28,222	$640,357
	3/12/2014	55,448	—	$30.41	3/12/2024
	3/6/2013	90,490	—	$13.83	3/6/2023
	3/7/2012	107,594	—	$8.88	3/7/2022
	3/3/2011	116,646	—	$7.31	3/3/2021
	5/27/2010	184,384	—	$4.68	5/27/2020
Randy J. Nebel	—	—	—	—	—	4/2/2017	3,104	$70,430
	3/7/2017	—	44,944	$22.195	3/7/2027	3/7/2017	15,769	$357,799
	3/18/2016	—	51,479	$12.72	3/18/2026	3/18/2016	16,000	$363,040
	3/26/2015	11,905	11,905	$31.89	3/26/2025	3/26/2015	7,526	$170,765
	3/12/2014	20,251	—	$30.41	3/12/2024
	8/22/2013	12,572	—	$21.83	8/22/2023
Andrea K. Tarbox	—	—	—	—	—	4/2/2017	2,822	$64,031
	3/7/2017	—	41,734	$22.195	3/7/2027	3/7/2017	14,643	$332,250
	3/18/2016	—	51,479	$12.72	3/18/2026	3/18/2016	16,000	$363,040
	3/26/2015	11,905	11,905	$31.89	3/26/2025	3/26/2015	7,526	$170,765
	3/12/2014	20,251	—	$30.41	3/12/2024
	3/6/2013	34,066	—	$13.83	3/6/2023
	3/7/2012	40,506	—	$8.88	3/7/2022
	3/3/2011	43,648	—	$7.31	3/3/2021
Wilbur G. Kessinger, Jr.	—	—	—	—	—	4/2/2017	1,563	$35,464
	3/7/2017	—	24,077	$22.195	3/7/2027	3/7/2017	8,448	$191,685
	3/18/2016	—	9,116	$12.72	3/18/2026	3/18/2016	2,833	$64,281
	3/26/2015	2,108	2,108	$31.89	3/26/2025	3/26/2015	1,333	$30,246
	3/12/2014	3,134	—	$30.41	3/12/2024

(1)
All stock options that were granted vest 50% on the second anniversary of the grant date and the remaining 50% on the third anniversary of the grant date, subject to the executive's continued employment through such date. Notwithstanding the foregoing, pursuant to the Equity Award Amendments all stock options that were outstanding as of the date of the Merger Agreement and held by executive officers will immediately vest in full upon a termination of the option holder's employment by the Company or its affiliates without Cause or the option holder's resignation for Good Reason, in each case following the effective time of the Transaction.

37

(2)
On December 10, 2012, payment of the $2.00 per share special cash dividend resulted in a change in the capitalization of the Company. In accordance with the Company's Amended and Restated 2006 Incentive Plan, the Committee adjusted the exercise price of outstanding employee options downward by $2.00 per share. The exercise prices reported in this table reflect such adjustment for options granted before December 10, 2012.

(3)
Except for restricted stock units granted on April 2, 2017, all restricted stock units become 100% vested on the third anniversary of the grant date, subject to the executive's continued employment through such date. Notwithstanding the foregoing, pursuant to the Equity Award Amendments all restricted stock units that were outstanding as of the date of the Merger Agreement and held by executive officers will immediately vest in full upon a termination of the award holder's employment by the Company or its affiliates without Cause or the award holder's resignation for Good Reason, in each case following the effective time of the Transaction. All restricted stock units granted to the Named Executive Officers on April 2, 2017 vested 100% on the first anniversary of the grant date.

(4)
The market value of the restricted stock unit awards was calculated by multiplying the number of shares of Common Stock by $22.69 per share, the closing price of the Common Stock on the NYSE on December 29, 2017.

OPTION EXERCISES AND STOCK VESTED IN 2017

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Roger W. Stone
2014 Equity Award(1)	—	—	18,908	$424,106
Matthew Kaplan
2014 Equity Award(1)	—	—	18,908	$424,106
Randy J. Nebel
2014 Equity Award(1)	—	—	6,906	$154,902
Andrea K. Tarbox
2014 Equity Award(1)	—	—	6,906	$154,902
2010 Option Award	32,486	$528,599	—	—
Wilbur G. Kessinger, Jr.
2014 Equity Award(1)	—	—	1,069	$23,978

(1)
The reported values reflect the number of restricted stock units that vested during the year ending December 31, 2017, multiplied by our closing stock price on March 13, 2017 ($22.43).

PENSION BENEFITS IN 2017

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Randy J. Nebel	Employees' Pension Plan of Longview Fibre Paper and Packaging, Inc.
	• Traditional Plan	9.9	$39,204	$0
	• Cash Balance Plan	N/A	$209,318	$0

The Company acquired Longview Fibre Paper and Packaging, Inc. ("Longview") in July 2013. In connection with this acquisition the Company assumed the Employees' Pension Plan of Longview Fibre Paper and Packaging, Inc. (the "Plan").

Prior to January 1, 2009, the Plan was structured as a traditional pension plan pursuant to which the retirement benefits of participants were based on years of service and average ending compensation. Longview terminated and froze this aspect of the Plan on December 31, 2008. Mr. Nebel's benefit under this portion of the Plan will be $278.81 per month payable commencing at age 65 as a single life annuity.

Effective January 1, 2009, the Plan was converted to a cash balance plan ("CB Plan"). Under the CB Plan, the benefit is based on the value of a hypothetical "cash account" in Mr. Nebel's name. The cash account is credited with pay credits at the end of each pay period. There are two pay credits: (1) a basic pay credit; and (2) a supplemental

38

pay credit. The basic pay credit is an amount equal to 5.5% of Mr. Nebel's eligible earnings for the pay period, while the supplemental pay credit is an amount equal to 4.5% of Mr. Nebel's salary for the pay period. In addition, Mr. Nebel's cash account is credited with quarterly interest credits, based on the balance at the beginning of the applicable quarter and any pay credits added to his account for that quarter. For 2017, the interest credit was calculated using a 4.74% annual rate. Upon retirement, Mr. Nebel's cash account will either be converted to an annuity and he will receive a monthly benefit for his lifetime, or he has the option of receiving a lump sum payment.

Effective December 31, 2014, benefits under the Plan were frozen and the Plan merged into the KapStone Paper and Packaging Corporation Defined Benefit Plan (the "KapStone Plan"). There are no active benefits under the KapStone Plan.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive contributions in 2017 ($)	Registrant contributions in 2017 ($)	Aggregate earnings in 2017 ($)	Aggregate withdrawals/ distributions	Aggregate balance at December 31, 2017 ($)
Roger W. Stone	—	—	—	—	—
Matthew Kaplan	—	—	—	—	—
Randy J. Nebel	$71,200	—	$10,487	—	$105,424
Andrea K. Tarbox	—	—	—	—	—
Wilbur G. Kessinger, Jr.	—	—	—	—	—

Pursuant to the Company's Deferred Compensation Plan, an eligible employee may defer up to 50% of his or her base compensation and up to 80% of his or her annual bonus. Deferral elections are made by executing a deferral agreement prior to the beginning of the performance period in which the base compensation or bonus is earned, subject to certain exceptions. Deferred amounts increase or decrease in value pursuant to performance of deemed investment options selected by the administrator. Distributions are restricted to either a lump-sum or monthly, quarterly or annual installments over a period of up to ten years. In the event of separation from service before retirement, death or disability, any remaining deferral period is overridden with the payouts to occur as a lump-sum. The Company may make matching contributions in its sole discretion.

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POTENTIAL PAYMENTS UPON CHANGE-IN-CONTROL OR TERMINATION

The Company does not have formal change-in-control provisions in the Incentive Plans. However, the Incentive Plans provide the Board with the discretion to adjust equity awards in the event of certain corporate transactions, including a change-in-control. This adjustment may include the assumption of awards by an acquiring or successor entity, the termination of unexercised awards upon a change-in-control, and the cash-out of awards in the event of a sale or similar transaction which results in the Company's stockholders receiving a payment for their shares of Common Stock. The Compensation Committee may also provide for the acceleration and vesting of awards at any time, including upon a change-in-control.

The Performance Incentive Plan provides that if a participant is terminated by the Company following a change-in-control but prior to the payment of an annual incentive award for a performance period thereunder, the participant will be entitled to such award only if the applicable performance goals are achieved, such award to be prorated for the actual number of months worked in the year.

The Compensation Committee believes that the provisions provided under both the Incentive Plans and the Performance Incentive Plan are appropriate because an employee's position could be adversely affected by a change-in-control even if he or she is not terminated.

As of March 23, 2018, the Company had entered into the Severance Agreements with each of our executive officers, except Roger W. Stone and Matthew Kaplan, in connection with the Transaction, as described above in the "Severance Agreements" section.

Stock options and restricted stock units awarded under the Incentive Plans vest immediately upon an award recipient's death, Retirement or Disability, and such stock options remain exercisable for a period of one year, but in no event may such exercise period extend beyond the expiration date of the options. The terms "Retirement" and "Disability" are defined in the Incentive Plans. Based on the closing market price of the Company's Common Stock of $22.69 on the NYSE on December 29, 2017, and excluding for these purposes any options the exercise price of which exceeded the closing market price of the Company's Common Stock, the value of unvested options and unvested restricted stock units held by each Named Executive Officer on December 29, 2017 that would vest immediately upon their respective death, Disability, or Retirement was: Mr. Stone, $3,369,263; Mr. Kaplan, $3,586,436; Mr. Nebel, $1,497,526; Ms. Tarbox, $1,463,990; and Mr. Kessinger, $424,481.

40

STOCK PRICE PERFORMANCE PRESENTATION

The following graph compares a $100 investment in the Company's Common Stock on December 31, 2012, with a $100 investment in each of the S&P 500 and the S&P Paper and Packaging Index also made on December 31, 2012. The graph portrays total return, 2012 to 2017, assuming reinvestment of dividends.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The Board recognizes that Related Person Transactions (as defined below) can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interests of the Company and its stockholders. The Board delegated authority to the Audit Committee to review and approve Related Person Transactions, and the Board has adopted written procedures for the review, approval, or ratification of Related Person Transactions. Under such procedures, a "Related Person Transaction" is any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness), or any series of similar transactions, arrangements or relationships, in which (a) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, (b) the Company is or was a participant, and (c) any Related Person has or will have a material direct or indirect interest (other than solely as a result of being a director or trustee (or any similar position) or a less than 10 percent beneficial owner of another entity). A "Related Person" is any (a) person who is an executive officer, director or nominee for election as a director of the Company, (b) greater than 5 percent beneficial owner of the Company's outstanding Common Stock, or (c) Immediate Family Member of any of the foregoing. An "Immediate Family Member" of a person is such person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person's home. The Audit Committee reviews all of the relevant facts and circumstances of all Related Person Transactions that require the Audit Committee's approval and either approves or disapproves of the entry into the Related Person Transaction. In determining whether to approve or ratify a Related Person Transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the Related Person Transaction is on terms no less favorable than terms generally available to an

41

unaffiliated third-party under the same or similar circumstances and the extent of the Related Person's interest in the transaction.

From time to time, the Company retains the services of White Oak Aviation, LLC ("White Oak Aviation"), an aviation services company owned by Roger W. Stone and Matthew Kaplan, for the use of an airplane to transport the Company's executive officers, directors, and certain employees, as well as advisors retained by the Company traveling with them, on business matters. Since January 1, 2017, the Company paid White Oak Aviation an aggregate of $735,488. White Oak Aviation invoices KapStone using hourly rates, fuel charges, and associated costs that are equal to or less than the market prices it charges its third-party customers. These payments were not designed to be, nor did they amount to, compensation to Roger W. Stone and Matthew Kaplan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC. SEC regulations require these individuals to give the Company copies of all Section 16(a) reports they file.

Based solely on its review of reports that were furnished to the Company and written representations from our executive officers and directors, the Company believes that its executive officers, directors and greater than 10% stockholders complied with all filing requirements related to Section 16(a) during 2017.

CODE OF ETHICS

The Company has adopted a Code of Conduct and Ethics applicable to all directors, executive officers and employees of the Company including its CEO and Chief Financial Officer. The Code of Conduct and Ethics addresses, among other things, the items included in the definition of "code of ethics" included in Item 406 of the SEC's Regulation S-K. The Code of Conduct and Ethics is available on the Company's website at http://governance.kapstonepaper.com.

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PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors expects to appoint Ernst & Young LLP as the independent registered public accounting firm to audit the Company's consolidated financial statements for the year ending December 31, 2018. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement if the representatives desire to do so and to be available to respond to appropriate questions.

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy entitled to vote on the subject matter is required for ratification of this appointment. Abstentions will not have any effect upon the outcome of voting with respect to this proposal. Because this proposal is considered a routine matter, there will not be any broker non-votes with respect to this proposal and your broker will have the discretion to vote your shares on this proposal even if you do not provide voting instructions.

Although there is no requirement that Ernst & Young LLP's appointment be terminated if the ratification fails, the Audit Committee will consider the appointment of other independent registered public accounting firms if the stockholders choose not to ratify the appointment of Ernst & Young LLP. The Audit Committee may terminate the appointment of Ernst & Young LLP as the Company's independent registered accounting firm without the approval of the stockholders whenever the Audit Committee deems such termination appropriate.

Amounts paid by the Company to Ernst & Young LLP for all services rendered in 2017 and 2016 are disclosed on page 21 of this Proxy Statement.

The Board of Directors and the Audit Committee Recommend a Vote "FOR" the Ratification of the
Appointment of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm
for the Year Ending December 31, 2018.

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PROPOSAL 3 APPROVAL OF THE COMPANY'S NAMED EXECUTIVE OFFICER COMPENSATION

Pursuant to Section 14A of the Exchange Act, the Company asks that you indicate your approval, on a non-binding basis, of a resolution relating to the compensation of its Named Executive Officers as disclosed in this Proxy Statement under the heading "Executive Compensation." This is the seventh year that the Company is asking stockholders to vote on this type of proposal, known as a "say-on-pay" vote. At the Annual Meeting of Stockholders held in 2017, approximately 98% of the total votes cast in favor of the Company's say-on-pay proposal. At the 2017 Annual Meeting, stockholders were asked to vote on a proposal seeking their views as to whether the say-on-pay vote should be held every year, every two years or every three years. A majority of stockholders voting on the matter indicated a preference for holding such vote on an annual basis. Accordingly, the Board decided, as previously disclosed, that the advisory vote on Named Executive Officer compensation would be held on an annual basis at least until the next non-binding stockholder vote on the frequency with which future say-on-pay votes should be held.

As described in detail under the heading "Executive Compensation" and in the related tables and disclosures, our executive compensation programs are designed to attract, motivate, and retain our Named Executive Officers, who are critical to our success.

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote on the subject matter is required for approval of this proposal. Neither abstentions nor broker non-votes will have any effect upon the outcome of voting with respect to this proposal. Even though this say-on-pay vote is advisory and, therefore, will not be binding on the Company, the Compensation Committee and the Board value the opinions of our stockholders. The outcome of the vote, along with other relevant factors, will be considered when making future executive compensation decisions.

For the reasons discussed above and under the heading "Executive Compensation," we are asking our stockholders to indicate their support for our Named Executive Officer compensation by voting FOR the following resolution at the Annual Meeting.

RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation paid to the Named Executive Officers, as disclosed in the Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table and other related tables and disclosure).

The Board of Directors Recommends a Vote "FOR" the Approval of the Advisory Resolution Relating to the
Compensation of the Company's Named Executive Officers

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ADDITIONAL INFORMATION

Our Bylaws contain procedures governing how stockholders can propose other business to be considered at a stockholder meeting or nominate directors. The SEC has also adopted regulations (Rule 14a-8 under the Exchange Act) that govern the inclusion of stockholder proposals in the Company's annual proxy materials.

Notice Requirements.    A stockholder wishing to propose business to be considered at a meeting or nominate a director at a meeting must give timely notice to the Company's Secretary. A full description of the information that must be provided in the notice is set forth in Article II, Section 4 of the Company's Bylaws, which are available on the Company's website at http://governance.kapstonepaper.com.

Notice Deadlines.    Provided these proxy materials are first mailed on May 11, 2018, stockholder proposals submitted pursuant to Rule 14a-8 for possible inclusion in the Company's proxy materials relating to its 2019 Annual Meeting of Stockholders must be received by January 11, 2019.

Alternatively, under the Company's Bylaws, if a stockholder wants to submit a proposal or nominate a director for the Company's annual meeting of stockholders but does not want to include it in the Company's proxy materials, written notice of such stockholder proposal or nomination must be delivered to the Company's Secretary at the Company's principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the date of the prior year's annual meeting of stockholders. However, if the Company's annual meeting is advanced or delayed by more than 30 days from the anniversary date of the previous year's annual meeting, a stockholder's written notice will be timely if it is delivered not later than the close of business on the 10th day following the earlier of (i) the day on which notice of the date of the annual meeting was mailed or (ii) the day on which public announcement of the date of the annual meeting was made.

For our 2019 Annual Meeting for stockholder proposals or nominations not proposed to be included in the Company's proxy materials, our Bylaws therefore require that notice of such stockholder proposals or nominations must be delivered between February 14, 2019 and March 16, 2019, unless the Company's 2019 Annual Meeting takes place before May 15, 2019 or after July 14, 2019, in which case stockholder proposals or nominations must be received not later than the 10th day following the earlier of (i) the day on which notice of the date of the annual meeting was mailed or (ii) the day on which public announcement of the date of the 2019 Annual Meeting was made. If stockholders do not comply with these Bylaw notice deadlines, the Company reserves the right not to submit the stockholder proposals or nominations to a vote at its annual meetings.

Where to Send Notice.    Notice of stockholder proposals or nominations must be addressed to the Company at its principal executive offices at 1101 Skokie Boulevard, Suite 300, Northbrook, IL 60062, Attention: Vice President, Secretary, and General Counsel.

Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company's notice of meeting in accordance with the Company's Bylaws.

Stockholders should carefully review the Company's Bylaws and Rule 14a-8 under the Exchange Act to ensure that they have satisfied all of the requirements necessary either to propose other business or to nominate a director at a stockholder meeting or to request the inclusion of a stockholder proposal in the Company's annual proxy materials.

Householding.    The SEC permits us to deliver a single copy of the notice, annual report and proxy statement and any amendments thereto that are required to be mailed to stockholders who have the same address and last name, unless we have received contrary instructions from such stockholders. Each stockholder will continue to receive a separate proxy card. This procedure, called "householding," will reduce the volume of duplicate information you receive and reduce our printing and postage costs. We will promptly deliver a separate copy of the proxy materials to any such stockholder upon written or oral request. A stockholder wishing to receive a separate annual report or proxy statement or any applicable amendments can notify us at KapStone Paper and Packaging Corporation, 1101 Skokie Boulevard, Suite 300, Northbrook, IL 60062, telephone: 847-239-8800. Similarly, stockholders currently receiving multiple copies of these documents can request the elimination of duplicate documents by contacting us as described above.

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WHERE YOU CAN FIND MORE INFORMATION

The Company's Proxy Statement for the 2018 Annual Meeting of Stockholders and the Annual Report to Stockholders for the year ended December 31, 2017 are available on the Investors tab of the Company's website at http://ir.kapstonepaper.com. The Company files annual and quarterly reports, proxy statements and other information with the SEC. The Company's public filings are also available at the website maintained by the SEC at http://www.sec.gov. The Company's Annual Report on Form 10-K for the year ended December 31, 2017 is expected to be mailed along with any amendments thereto as of the date of such mailing with this Proxy Statement. We will provide a copy of any of these documents to our stockholders, without charge, upon written request addressed to the Company at 1101 Skokie Boulevard, Suite 300, Northbrook, IL 60062, Attention: Vice President, Secretary, and General Counsel.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the only business the Board of Directors intends to present or knows that others will present at the Annual Meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors

Roger W. Stone Chairman of the Board

April 27, 2018
Northbrook, Illinois

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- 0 KAPSTONE PAPER AND PACKAGING CORPORATION THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 14, 2018 The undersigned, having received the Notice of Annual Meeting and Proxy Statement, dated April 27, 2018, and the 2017 Annual Report on Form 10-K, hereby appoints Roger W. Stone and Matthew Kaplan, and each of them acting without the other, as the true and lawful attorneys, agents, and proxies with full power of substitution to represent and to vote as designated below, all shares of Common Stock of KapStone Paper and Packaging Corporation (the “Company”) held of record by the undersigned on May 11, 2018, at the Annual Meeting of Stockholders to be held on June 14, 2018, or at any adjournment or postponement thereof. Any and all proxies heretofore given are hereby revoked. (Continued and to be marked, dated, and signed on the reverse side.) 14475 1.1

ANNUAL MEETING OF STOCKHOLDERS OF KAPSTONE PAPER AND PACKAGING CORPORATION June 14, 2018 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 00033330303000000000 6 061418 changes to the registered name(s) on the account may not be submitted via Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NOMINEE ON PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. The election as directors of the nominees listed below: FOR AGAINST ABSTAIN Jonathan R. Furer Matthew H. Paull Maurice S. Reznik Roger W. Stone FOR AGAINST ABSTAIN 2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2018. FOR AGAINST ABSTAIN 3. Advisory approval of the Company’s named executive officer compensation. The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Stockholders, the Proxy Statement for the 2018 Annual Meeting of Stockholders, and the 2017 Annual Report to Stockholders (including any amendments thereto). To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Stockholder Date: Signature of StockholderDate: